                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
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         14a-6(e)(2))
    /X/  Definitive Proxy Statement
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    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

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
                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 17, 1998

                            ------------------------

TO THE SHAREHOLDERS OF CENTURA SOFTWARE CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Centura Software Corporation (the "Company") will be held on Wednesday, June 17, 1998, at 9:00 a.m., local time, at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, California 94065 for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected and qualified;

    2. To approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 3,000,000 shares;

    3. To approve amendments to the 1996 Directors' Stock Option Plan (i) to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to an aggregate of 1,000,000 shares, (ii) to increase the number of shares underlying stock options granted to each nonemployee director from 50,000 to 100,000 shares, and (iii) to reduce the number of years over which new options granted under the 1996 Director's Stock Option Plan will vest from four (4) years to three (3) years;

    4. To approve an amendment to the Company's 1992 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 1,400,000 shares;

    5. To approve (i) a change in the Company's state of incorporation from California to Delaware by means of a merger of the Company with and into a wholly owned Delaware subsidiary of the Company, (ii) assumption of the Company's employee benefit plans and stock option and purchase plans by the Delaware subsidiary and (iii) revisions in the Company's indemnification agreements with its officers and directors to conform such agreements to Delaware law;

    6. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

    7. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on April 20, 1998 are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

    All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                          [SIG]

                                          CRAIG W. JOHNSON
                                          SECRETARY

Menlo Park, California
April 30, 1998

                                     [LOGO]

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 17, 1998

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Centura Software Corporation (the "Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held on Wednesday, June 17, 1998 at 9:00 a.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, California 94065. The telephone number at that location is (650) 598-9000.

    The Company's principal executive offices are located at 975 Island Drive, Redwood Shores, California 94065. The Company's telephone number at that location is (650) 596-3400.

    This Proxy contains information that was also included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 1998.

SOLICITATION

    These proxy solicitation materials were mailed on or about April 30, 1998 to all shareholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Asa Drew, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting of shareholders and voting in person.

VOTING

    Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

    Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of ChaseMellon Shareholder Services, the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares REPRESENTED AND VOTING at a duly held meeting at which a quorum is present is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares ENTITLED TO VOTE, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and ENTITLED TO VOTE for purposes of determining the presence of a quorum but as not VOTING for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of the amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 3,000,000 shares, for approval of the amendments to the Company's 1996 Directors' Stock Option Plan (i) to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to an aggregate of 1,000,000 shares, (ii) to increase the number of shares underlying stock options granted to nonemployee directors from 50,000 to 100,000 shares, and (iii) to reduce the number of years over which new nonemployee director option grants will vest from four (4) years to three (3) years, for approval of the amendment to the Company's 1992 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 1,400,000 shares, for the change in the Company's state of incorporation from California to Delaware and the related assumption of the Company's stock plans by the surviving Delaware entity and modifications to conform the Company's indemnification agreements with its officers and directors to Delaware law, for ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as VOTING with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

RECORD DATE AND SHARE OWNERSHIP


    Only shareholders of record at the close of business on April 20, 1998 are entitled to notice of and to vote at the meeting. As of the record date, 29,533,558 shares of the Company's Common Stock, par value $0.01 per share, were issued and outstanding.


DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than March 15, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    The Company's bylaws currently provide for seven directors. At the Annual Meeting, the Board of Directors has nominated seven directors to be elected to serve until the next Annual Meeting and until their successors are elected and qualified at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Assuming a quorum is present, the seven nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

    The names of the nominees and certain other information about them as of April 20, 1998 are set forth below:

                                                                                                                DIRECTOR
NAME OF NOMINEE                             AGE                        PRINCIPAL OCCUPATION                       SINCE
--------------------------------------      ---      ---------------------------------------------------------  ---------
Scott R. Broomfield...................          41   President and Chief Executive Officer (Principal             1997
                                                       Executive Officer), Chairman of the Board of Directors

Samuel M. Inman, III..................          47   Consultant, Former President and Chief Executive Officer     1996

Jack King.............................          64   President and Chief Executive Officer of Zitel               1997
                                                       Corporation

Phillip Koen, Jr......................          46   Senior Vice President, Finance and Chief Financial           1997
                                                       Officer of PointCast Corporation

Peter Micciche........................          44   President and Chief Executive Officer of SceneWare           1998
                                                       Corporation

William D. Nicholas...................          49   Crossroads Capital Partners, LLC                             1998

Earl M. Stahl.........................          43   Vice President of Engineering of DataMind Corporation        1997

    Mr. Broomfield has served as Chief Executive Officer and a director of the Company since December 1997 and Chairman of the Board of Directors and Chief Executive Officer since February 1998. Prior to joining the Company, Mr. Broomfield was a principal with the firm of Hickey & Hill Incorporated ("Hickey & Hill") from February 1993 to December 1997, advising companies needing operational and financial restructuring. In this capacity, Mr. Broomfield assisted companies with executive management, strategy, operational and financial restructuring, business planning and business development. Prior to joining Hickey & Hill, Mr. Broomfield held senior management positions at Trilogy Systems, Inc. and Digital Equipment Corporation. Mr. Broomfield has a BS in psychology from Azusa Pacific University and an MBA from Santa Clara University.

    Mr. Inman served as Chairman of the Board of Directors from September 1996 until February 1998 and as President and Chief Executive Officer (Principal Executive Officer) from December 1995 until December 1997, and President and Chief Operating Officer from April 1995 until December 1995. Prior to joining the Company, from March 1993 until April 1995, Mr. Inman served as President and Chief Operating Officer of Ingram Micro Inc., where he was responsible for overseeing and managing Ingram's U.S. operations. Prior to joining Ingram, Mr. Inman, a 21-year veteran of IBM, served as President of IBM's Personal Computer Company for the Americas. He is a graduate of Purdue University, where he earned a B.S. degree in mathematics.


    Mr. King has served on the Company's Board of Directors since December 1997. Mr. King has been President and CEO of Zitel Corporation, a company specializing in Year 2000 software conversion consulting, systems integration and "intelligence-based" technology solutions, since November 1986. Prior to joining Zitel, Mr. King held key executive and senior management positions at Dynamic Disk, Data Electronics, Memorex and Xerox Corporation. Mr. King holds a B.S. in Industrial Management from San Diego State University.

    Mr. Koen has served on the Company's Board of Directors since December 1997. Mr. Koen has served as Senior Vice President, Finance and Chief Financial Officer of PointCast Corporation since June of 1997. Prior to this Mr. Koen served as Chief Financial Officer of Etec Systems from December 1993 until June 1997. Prior to that he was Vice President of Finance, and then Chief Financial Officer at Levelor Corporation from April 1989 to December 1993. Mr. Koen holds a B.A. in Economics from Claremont Men's College and an M.B.A. in General Management from the University of Virginia.

    Mr. Micciche has served as a member of the Board of Directors since February 1998. Mr. Micciche has been President and CEO of SceneWare Corporation since September 1994. Prior to that he was Vice President and General Manager, North America at The ASK Group from December 1992 until May 1993, and was President of Cognos Corporation from December 1989 through December 1992. Mr. Micciche graduated from Boston College with a Bachelor of Science in Accounting and from Suffolk University with an MBA in Finance.

    Mr. Nicholas has served as a member of the Board of Directors since February 1998 and has been associated with Crossroads Capital Partners, LLC since June 1997. Prior to this he was President of Integrated Consulting Solutions, Inc. from January 1994 through June 1997. From March 1981 until January 1994 Mr. Nicholas served as a Partner in the Information & Technology Group of Ernst & Young, LLP. Mr. Nicholas received a Bachelor of Arts in Mathematics from LaSalle University, holds a Bachelor of Science in Accounting from St. Joseph's University, and obtained an MBA from Villanova University. Mr. Nicholas is a Certified Public Accountant (CPA) and a Certified Data Processor (CDP).

    Mr. Stahl is currently Vice President of Engineering for DataMind Corporation. He served as Chief Technology Officer and Senior Vice President for the products organization at Centura Software Corporation from April 16, 1995 until November 1997. Mr. Stahl joined Centura in 1989 and has held various key positions within the company's development organization, including spearheading the Company's client/ server tools development effort. Mr. Stahl has more than 17 years of industry experience, which includes product development and support on mainframe, minicomputers, and PC systems. He holds a B.S. in computer science from San Diego State University and has previously managed development projects at Bell Northern Research, Dest Corporation, and VisiCorp.

    The Board of Directors elects the Company's officers and such officers serve at the discretion of the Board of Directors of the Company. There are no family relationships among the officers or directors of the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors held a total of eighteen meetings during the fiscal year ended December 31, 1997. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

    The Audit Committee of the Board of Directors currently consists of directors Inman, Koen and Nicholas, and held one meeting during 1997. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors currently consists of directors King, Koen and Micciche, and acted four times by unanimous written consent of its members during 1997. The Compensation Committee establishes the compensation for the Company's executive officers, including the Company's Chief Executive Officer.

    No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors that he was eligible to attend.

COMPENSATION OF DIRECTORS

    Directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings. Directors received no cash compensation for their services on the Board of Directors. Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1996 Directors' Stock Option Plan (the "Directors' Option Plan"). Under the Directors' Option Plan as currently structured, each nonemployee director receives an option to purchase 50,000 shares of Common Stock on the date on which such person first becomes a nonemployee director of the Company. Each option granted under the Directors' Option Plan becomes exercisable in installments of 1/48th of the shares subject to such option on each of the first forty-eight (48) monthly anniversaries of the date of grant of the option. Options granted under the Directors' Option Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and a term of ten years. See "PROPOSAL NO. 3--APPROVAL OF AMENDMENTS TO THE 1996 DIRECTORS' STOCK OPTION PLAN" for a description of certain amendments to the Directors' Option Plan for which shareholder consent is being requested by this Proxy Statement.

REQUIRED VOTE

    The seven nominees receiving the highest number of affirmative votes of shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2
            APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN

    At the Annual Meeting, shareholders are being asked to approve an amendment to the 1995 Stock Option Plan (the "1995 Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 3,000,000 shares.

GENERAL

    The Company's 1995 Option Plan was adopted by the Board of Directors in March 1995 to replace the 1986 Incentive Stock Option Plan which had 160,970 shares available for grant thereunder as of April 19, 1995 and which expired in accordance with its terms in July 1996. The Board of Directors initially reserved 1,000,000 shares of Common Stock for issuance under the 1995 Option Plan and obtained shareholder approval on September 24, 1996 to a proposed amendment to increase the number of shares reserved for issuance under the 1995 Option Plan by 1,000,000. On April 17, 1998, the Board of Directors approved a further amendment to increase the number of shares reserved for issuance under the 1995 Option Plan by 1,000,000 shares to a total of 3,000,000 shares, for which shareholder approval is being requested.

    The 1995 Option Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory options to employees and consultants. See "United States Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options.

    As of March 31, 1998, 58,063 shares had been issued upon exercise of options granted under the 1995 Option Plan, options to purchase 1,758,698 shares were outstanding and 183,239 shares remained available for future grant (not including the additional 1,000,000 shares reserved by the Board of Directors, for which shareholder approval is being requested). As of March 31, 1998, the fair market value of all shares of Common Stock subject to outstanding options was $2,968,682 based on the closing sale price of $1.688 for the Company's Common Stock as reported on The Nasdaq SmallCap Market (a tier of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System) on such date.

    As of March 31, 1998, (i) options to purchase 652,000 shares of Common Stock were outstanding under the 1995 Option Plan and held by all current executive officers as a group (7 persons), (ii) options to purchase 547,999 shares were outstanding under the 1995 Option Plan and held by current directors who are not executive officers (6 persons) and (iii) options to purchase 558,699 shares of Common Stock were outstanding and held by all employees, including current officers who are not executive officers, as a group (188 persons as of March 31, 1998). The actual benefits, if any, to the holders of stock options issued under the 1995 Option Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option, as set forth below. For information with respect to options to purchase Common Stock of the Company granted in 1997 under the 1995 Option Plan and under the Company's 1986 Incentive Stock Option Plan to the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company whose annual salary and bonus exceeded $100,000 for 1997, see "Compensation of Executive Officers--Stock Option Grants in 1997" and "Report of the Compensation Committee."

    The 1995 Option Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

AMENDMENT TO INCREASE NUMBER OF RESERVED SHARES


    The Board of Directors believes that in order for the Company to attract and retain highly qualified employees and consultants and to provide such employees and consultants with adequate incentive through their proprietary interest in the Company, it is necessary to amend the 1995 Option Plan to reserve an additional 1,000,000 shares of Common Stock for issuance thereunder. At the Annual Meeting of Shareholders, the shareholders are being asked to approve the above amendment to the 1995 Option Plan. Additional grants under the 1995 Option Plan, however, that are not made pursuant to unanimous consent of the Board of Directors or the Compensation Committee of the Board will trigger a right of first refusal for Newport Acquisition Company No. 2, LLC ("NAC"), one of the Company's shareholders, to purchase its pro rata share of such new securities pursuant to the terms set forth in that certain Investor Rights Agreement dated February 27, 1998 between NAC and the Company (the "NAC Right of First Refusal").


PURPOSE

    The purposes of the 1995 Option Plan are to attract and retain the best available personnel for the Company, to give employees, officers, directors and consultants of the Company or its subsidiary a greater personal stake in the value of the business, and to provide such persons with added incentive to continue and advance in their employment or services to the Company.

ADMINISTRATION

    The 1995 Option Plan may be administered by the Board of Directors or a committee designated by the Board (the "Administrator"). The 1995 Option Plan is currently being administered by the Board of Directors and the Compensation Committee of the Board. The Compensation Committee has the exclusive authority to grant stock options and otherwise administer the 1995 Option Plan with respect to the Company's directors and officers eligible to participate in the 1995 Option Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1995 Option Plan. All questions of interpretation of the 1995 Option Plan are determined by the Administrator and decisions of the Administrator are final and binding upon all participants.

ELIGIBILITY

    The 1995 Option Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants of the Company. Incentive stock options may be granted only to employees. The Administrator selects the optionees and determines the number of shares and the exercise price to be associated with each option (except in the case of an optionee-employee who is also a director, in which case the Compensation Committee alone determines the number of shares and the exercise price to be associated with each option). In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors. As of March 31, 1998 there are approximately 197 employees eligible to participate in the 1995 Option Plan.

    The 1995 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 250,000, subject to adjustment as provided in the 1995 Option Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

    The terms of options granted under the 1995 Option Plan are determined by the Administrator. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

    (a) EXERCISE OF THE OPTION The optionee must earn the right to exercise the option by continuing to work for the Company. The Administrator determines when options are exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased, and by tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator.

    (b) EXERCISE PRICE The exercise price of options granted under the 1995 Option Plan is determined by the Administrator, and must be at least equal to the fair market value of the shares on the date of the first grant, in the case of incentive stock options, and 85% of the fair market value of the shares on the date of the grant, in the case of nonstatutory stock options, as determined by the Administrator, based upon the closing price on the NASDAQ National Market (including any tier thereof) on the date of grant. Options granted to shareholders owning more than 10% of the Company's outstanding stock are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant. Nonstatutory stock options granted to a covered employee under Section 162(m) of the Code are subject to the additional restriction that the exercise price on such options must be at least 100% of the fair market value on the date of grant.

    (c) The consideration to be paid for shares issued on exercise of options granted under the 1995 Option Plan, including the method of payment, is determined by the Administrator (in the case of incentive stock options, such determination shall be made at the time of grant) and may consist entirely of cash; check; promissory note; shares of Common Stock which have been beneficially owned by the optionee for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares purchased; authorization from the Company to retain from the total number of shares as to which the option is exercised a number of shares having a fair market value on the exercise date equal to the aggregate exercise price of the shares issued; or delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payments by any combination of the above methods or any other consideration and method of payment permitted by law.

    (d) TERMINATION OF EMPLOYMENT If the optionee's employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability, options under the 1995 Option Plan may be exercised not later than thirty days after the date of such termination to the extent the option was exercisable on the date of such termination. In no event may an option be exercised by any person after the expiration of its term.

    (e) DISABILITY. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his total and permanent disability, options may be exercised within six months (or such other period of time not exceeding twelve months as is determined by the Administrator) after the date of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

    (f) DEATH. If an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding six months, as is determined by the Administrator) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for three months after the date of death, but in no event may the option be exercised after its termination date.

    If an optionee should die within thirty days (or such other period of time not exceeding three months as is determined by the Administrator) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within three months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination, but in no event may the option be exercised after its termination date.

    (g) TERMINATION OF OPTIONS: Incentive stock options granted under the 1995 Option Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options and nonstatutory stock options granted to shareholders owning more than 10% of the Company's outstanding stock may not have a term of more than five years and five years and one day, respectively.

    (h) NONTRANSFERABILITY OF OPTIONS: Options are nontransferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    (i) ACCELERATION OF OPTION: In the event of a merger of the Company with or into another corporation or sale of substantially all of the Company's assets, the Administrator shall either accomplish a substitution or assumption of options or give written notice of the acceleration of the optionee's right to exercise his or her outstanding options in full at any time within thirty days of such notice. The Administrator may, in its discretion, make provisions for the acceleration of the optionee's right to exercise his or her outstanding options in full.

    Effective July 14, 1995, the Board adopted a resolution amending the Option Plan such that each employee stock option issued under the Option Plan is to accelerate by 50% of the unvested portion of such option upon an acquisition of the Company in which the employee-optionee is not offered a comparable position with the successor company.

    (j) OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1995 Option Plan as may be determined by the Administrator.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

    In the event any change is made in the Company's capitalization, such as a stock split or dividend, that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the option price, the number of shares subject to each option, the annual limitation of grants to employees, as well as the number of shares available for issuance under the 1995 Option Plan. In the event of the proposed dissolution or liquidation of the Company, all outstanding options automatically terminate unless otherwise provided by the Administrator.

AMENDMENT AND TERMINATION

    The Board of Directors may amend the 1995 Option Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1995 Option Plan that: (i) increases the number of shares that may be issued under the 1995 Option Plan, (ii) modifies the standards of eligibility, (iii) modifies the limitation on grants to employees described in the 1995 Option Plan or results in other changes which would require shareholder approval to qualify options granted under the 1995 Option Plan as performance-based compensation under Section 162(m) of the Code, or (iv) so long as the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), materially increases the benefits to participants that may accrue under the 1995 Option Plan. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1995 Option Plan. The 1995 Option Plan shall terminate in March 2005, provided that any options then outstanding under the 1995 Option Plan shall remain outstanding until they expire by their terms.

UNITED STATES FEDERAL INCOME TAX INFORMATION

    The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1995 Option Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisor concerning tax implication of option grants and exercises and the disposition of stock acquired upon such exercises, under the 1995 Stock Option Plan.

    Options granted under the 1995 Option Plan may be either incentive stock options ("ISOs"), which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory options ("NSOs"), which will not so qualify. If an option granted under the 1995 Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise except to the extent that such exercise causes the optionee to incur alternative minimum tax. (See discussion below). The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the Common Stock at the date of the option exercise or the sale price of the Common Stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is alternatively 28% (in the case of shares held more than one year but less than 18 months after exercise) or 20% (in the case of shares held more than 18 months after exercise), whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

    All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year after exercise.

ALTERNATIVE MINIMUM TAX

    The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. The alternative minimum tax is calculated by applying a tax rate of 26% to alternative minimum taxable income of joint filers up to $175,000 ($87,500 for married taxpayers filing separately) and 28% to alternative minimum taxable income above that amount. Alternative minimum taxable income is equal to (i) taxable income adjusted for certain items, plus (ii) items of tax preference less (iii) an exemption amount of $45,000 for joint returns, $33,750 for unmarried individual returns and $22,500 in the case of married taxpayers filing separately (which exemption amounts are phased out for upper income taxpayers). Alternative minimum tax will be due if the tax determined under the foregoing formula exceeds the regular tax of the taxpayer for the year.

    In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

    If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the amendment to the 1995 Option Plan and the reservation of an additional 1,000,000 shares of Common Stock for issuance thereunder.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1995 OPTION PLAN AND THE RESERVATION OF AN ADDITIONAL 1,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 3
        APPROVAL OF AMENDMENTS TO THE 1996 DIRECTORS' STOCK OPTION PLAN

    At the Annual Meeting, shareholders are being asked to approve amendments to the 1996 Directors' Stock Option Plan (the "Directors' Option Plan") (i) to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to an aggregate of 1,000,000 shares, (ii) to increase the number of shares underlying stock options granted to each nonemployee director from 50,000 to 100,000 shares, and (iii) to reduce the number of years over which new nonemployee director option grants will vest from four (4) years to three (3) years.

GENERAL AND PURPOSE

    The Directors' Option Plan was adopted by the Board of Directors in January 1996 to replace the 1995 Directors Stock Option Plan which was terminated at that time and the Board initially reserved a total of 500,000 shares of Common Stock for issuance thereunder. The Company obtained shareholder approval for the Directors' Option Plan on September 24, 1996. On April 17, 1998, the Board of Directors approved an amendment (i) to increase the number of shares reserved for issuance under the Directors' Option Plan by 500,000 shares to a total of 1,000,000 shares, (ii) to increase the number of shares underlying stock options granted to nonemployee directors from 50,000 to 100,000 shares, and (iii) to reduce the number of years over which new nonemployee director option grants will vest from four (4) years to three (3) years, for all of which shareholder approval is being requested.

    The Directors' Option Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company. The Directors' Option Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

    The purpose of the Directors' Option Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board of Directors.

PROPOSED AMENDMENT


    The Company believes that in order to attract and retain highly qualified nonemployee directors and to provide such directors with adequate incentive through their proprietary interest in the Company, it is necessary to amend the Directors' Option Plan to reserve an additional 500,000 shares of Common Stock for issuance thereunder. Additional grants under the Directors' Option Plan, however, that are not made pursuant to unanimous consent of the Board of Directors or the Compensation Committee of the Board will trigger the NAC Right of First Refusal.

    The Directors' Option Plan currently provides that each person who is a nonemployee director shall be automatically granted an option to purchase 50,000 shares of Common Stock on the date on which such person first becomes a nonemployee director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy. The proposed amendment to the Directors' Option Plan will increase this automatic option grant from 50,000 to 100,000 shares for new nonemployee directors. The amendment further provides that each currently existing nonemployee director who has already received an option to purchase 50,000 shares of the Company's common stock will receive an additional option grant to purchase an additional 50,000 shares of the Company's common stock on the date that shareholder approval is obtained for this amendment. The Directors' Option Plan provides for neither a maximum nor a minimum number of shares subject to options that may be granted to any one nonemployee director, but does provide for the number of shares that may be included in any grant and the method of making a grant. No option granted under the Directors' Option Plan is transferable by the optionee other than by will or the laws of descent or distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee.

    The Directors' Option Plan currently provides that each option granted thereunder becomes exercisable in installments cumulatively as to 1/48th of the shares on each of the first forty-eight (48) monthly anniversaries of the date of grant of the option. The amendment to the Directors' Option Plan provides that additional option grants of 50,000 shares to existing nonemployee directors and option grants of 100,000 shares to new nonemployee directors shall become exercisable in installments cumulatively as to 1/36th of the shares on each of the first thirty-six (36) monthly anniversaries of the date of grant of the option. The options will remain exercisable for up to ninety days following the optionee's termination of service as a director of the Company, unless such termination is a result of death, in which case the options will remain exercisable for up to a six-month period (or such lesser period as is determined by the Board), or disability, in which case the options will remain exercisable for up to a six-month period (or such other period not exceeding twelve months as is determined by the Board).

    At the Annual Meeting of Shareholders, the shareholders are being asked to approve the above amendments to the Directors' Option Plan, including each and every sub-part of the amendment.

EXERCISE PRICE AND TERM OF OPTIONS

    The exercise price of all stock options granted under the Directors' Option Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option, which is defined to be the closing sale price of the Company's Common Stock on the NASDAQ National Market (including any tier thereof) on the immediately preceding trading date. Options granted under the Directors' Option Plan have a term of ten years.

MERGER OR SALE OF ASSETS

    In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each nonemployee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate, or the right to exercise the option, including any part of the option that would not otherwise be exercisable, or receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger or reorganization.

AMENDMENT AND TERMINATION

    The Board of Directors may at any time amend or terminate the Director's Option Plan, except that such termination cannot affect options previously granted without the agreement of any optionee so affected. Notwithstanding the foregoing, the provisions regarding the grant of options under the Directors' Option Plan may be amended only once in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

    If not terminated earlier, the Directors' Option Plan will expire in 2006.

U.S. FEDERAL INCOME TAX INFORMATION

    Options granted under the Directors' Option Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Because the optionee is a director of the Company, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is alternatively 28% (in the case of shares held more than one year but less than 18 months after exercise) or 20% (in the case of shares held more than 18 months after exercise), whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

    The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Option Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the Directors' Option Plan.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve adoption of the amendments to the Directors' Option Plan, which include the reservation of an additional 500,000 shares of Common Stock for issuance thereunder, additional option grants exercisable for 50,000 shares of Common Stock to existing nonemployee directors, new option grants exercisable for 100,000 shares of Common Stock to new nonemployee directors, and the reduction in required vesting for new option grants under the Directors' Option Plan from four (4) years to three (3) years.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE DIRECTORS' OPTION PLAN, INCLUDING (i) THE RESERVATION OF AN ADDITIONAL 500,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER, (ii) THE INCREASE IN THE NUMBER OF SHARES UNDERLYING STOCK OPTIONS GRANTED TO EACH NONEMPLOYEE DIRECTOR THEREUNDER FROM 50,000 TO 100,000 SHARES, AND (iii) THE REDUCTION IN THE NUMBER OF YEARS OVER WHICH NEW OPTION GRANTS TO NONEMPLOYEE DIRECTORS SHALL VEST FROM FOUR (4) YEARS TO THREE (3) YEARS.

                                 PROPOSAL NO. 4
                           APPROVAL OF THE AMENDMENT
                    TO THE 1992 EMPLOYEE STOCK PURCHASE PLAN


    At the Annual Meeting, shareholders are being asked to approve an amendment to the 1992 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 1,400,000 shares. The Purchase Plan provides for employee purchases of the Company's Common Stock through accumulated payroll deductions. Employees make such purchases by participation in regular offering periods from which they may withdraw at any time. The amendment will provide sufficient additional stock to continue the Company's policy of equity ownership by employees as an incentive for employees to exert maximum efforts for the success of the Company. Additional grants under the Purchase Plan, however, that are not made pursuant to unanimous consent of the Board of Directors or the Compensation Committee of the Board will trigger the NAC Right of First Refusal.


GENERAL AND PURPOSE

    The Purchase Plan was adopted by the Board of Directors in October 1992 and was approved by the shareholders in January 1993. A total of 300,000 shares of Common Stock were initially reserved for issuance thereunder and an amendment to increase the number of shares reserved for issuance under the Purchase Plan by 100,000 shares, subsequently adopted by the Board of Directors, was approved by the shareholders on September 24, 1996. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. The Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.

    As of March 31, 1998, a total of 394,028 shares had been issued to the Company's employees under the Purchase Plan and no shares remain available for future issuance. The average per share issuance price for shares purchased by employees under the Purchase Plan to date was approximately $6.00 and the total net value realized by employees as a group from the purchase of such shares was $626,262. As of March 31, 1998, approximately 197 employees were eligible to participate in the Purchase Plan, of which none were participating since there are no shares available under the Purchase Plan.

PURPOSE

    The purpose of the Purchase Plan is to provide employees of the Company (and any of its subsidiaries designated by the Board of Directors) who participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions.

ADMINISTRATION

    The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. The Purchase Plan is currently being administered by a committee appointed by Board. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors or its committee who are eligible employees are permitted to participate in the Purchase Plan, provided that any such eligible member may not vote on any matter affecting the administration of the Purchase Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the Purchase Plan. No charges for administrative or other costs may be made against the payroll deductions of a participant in the Purchase Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Purchase Plan.

ELIGIBILITY

    Any person (including officers and employee directors) who is customarily employed by the Company (or any of its designated subsidiaries) for at least 20 hours per week and more than five months in any calendar year is eligible to participate in the Purchase Plan provided that the employee was not eligible to participate during the offering period on any prior offering date and subject to certain limitations imposed by Section 5(a) and 423(b) of the Code and limitations on stock ownership as set forth in the Purchase Plan. See "Purchase of Stock; Exercise of Option."

OFFERING DATES

    In general, the Purchase Plan is implemented by four three-month offering periods commencing on or about January 1, April 1, July 1 and October 1 of each year. The Board of Directors has the power to change the duration and/or frequency of the offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

PARTICIPATION IN THE PLAN

    Eligible employees may participate in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company prior to the applicable offering date, unless a later time for filing the subscription agreement is set by the Board for all eligible employees with respect to a given offering. The subscription agreement currently authorizes payroll deductions of up to ten percent of the participant's eligible compensation on the date of the purchase.

PURCHASE PRICE

    The purchase price per share at which shares are sold under the Purchase Plan is 85 percent of the lower of the fair market value of the Common Stock on the first day of an offering period (the offering date) or on the last day of an offering period when the purchase option is exercised. The fair market value shall be the closing price of the Common Stock on The Nasdaq SmallCap Market as of such date or, if such price is not reported, the mean of the bid and asked prices per share reported by NASDAQ, or if listed on a stock exchange, the closing price on such exchange as reported in THE WALL STREET JOURNAL.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions during the three-month offering period. The deductions may be up to ten percent of a participant's eligible compensation received on each payday during the offering period. Eligible compensation is defined in the Purchase Plan to include the regular straight time gross earnings excluding payments for overtime, shift premium, incentive compensation, bonuses and commissions. A participant may discontinue his or her participation in the Purchase Plan at any time during the offering period prior to an exercise date, and may decrease or increase the rate of his or her payroll deductions once during the offering period by completing and filing a new subscription agreement. Payroll deductions shall commence on the first payroll following the offering date and shall continue until his or her participation is terminated as provided in the Purchase Plan. No interest accrues on the payroll deductions of a participant in the Purchase Plan.

PURCHASE OF STOCK; EXERCISE OF OPTION

    By executing a subscription agreement to participate in the Purchase Plan, the participant is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in an offering period is the number determined by dividing $6,250 by the fair market value of one share of the Company's Common Stock on the offering date. Within this limit, the number of shares purchased by a participant will be determined by dividing the amount of the participant's total payroll deductions accumulated during each offering period by the lower of (i) 85% of the fair market value of the Common Stock on the offering date, or (ii) 85% of the fair market value of the Common Stock on the applicable exercise date. See "Payment of Purchase Price; Payroll Deductions" for additional limitations on payroll deductions. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically at the end of each exercise period at the applicable price. See "Withdrawal." Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the Purchase Plan if immediately after the grant of the option he or she would own 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any participant be granted an option which would permit the participant to buy pursuant to all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the available shares shall be made in as equitable a manner as is practicable.

WITHDRAWAL

    While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest may be increased or decreased once during any given offering period by completing and filing a new subscription agreement with the Company. In addition, a participant's interest may be terminated in whole, but not in part, by delivering written notice of such withdrawal to the Company. Such withdrawal may be elected at any time prior to the end of the applicable three-month period prior to an exercise date under the Purchase Plan. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period.

    A participant's withdrawal from an offering period does not have an effect upon such participant's eligibility to participate in subsequent offering periods under the Purchase Plan; however, the participant may not re-enroll in the same offering period after withdrawal.

TERMINATION OF EMPLOYMENT

    Upon termination of the participant's continuous status as an employee prior to the exercise date of an offering period for any reason, including retirement or death, the contributions credited to his or her account will be returned to him or her, without interest, or, in the case of his or her death, to the person or persons entitled thereto, and his or her option will be automatically terminated.

    In the event an employee fails to remain in continuous status as an employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Purchase Plan and the contributions credited to his or her account will be returned to him or her, without interest, and his or her option terminated.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

    In the event any change, such as a stock split or stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase and in the purchase price per share, as well as in the number of shares available for issuance under the Purchase Plan. In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors or its committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent substitute option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator elects to shorten the offering period then in progress by setting a new purchase date and notifying the optionees of the change in their purchase date.

NONTRANSFERABILITY

    No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

REPORTS

    Individual accounts will be maintained for each participant in the Purchase Plan. Each participant shall receive promptly after each exercise date a report of such participant's account setting forth the total amount of the participant's contributions, the per share purchase price and the number of shares purchased and the remaining cash balance, if any, to be returned or carried over to the next offering period.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in any option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, change the standards of eligibility for participation in the Purchase Plan or materially increase the benefits accruing to participants in the Purchase Plan.

    The Purchase Plan shall expire in 2012 unless sooner terminated by the Administrator, provided that any options then outstanding under the Purchase Plan shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE PURCHASE PLAN

    The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1992 Employee Stock Purchase Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax laws. The Company advises all participants to consult their own tax advisor concerning tax implication of purchases and the disposition of stock acquired pursuant to the 1992 Employee Stock Purchase Plan.

    GENERAL TAX INFORMATION. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify for the federal income tax treatment provided to employee stock purchase plans and their participants under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount which depends upon the holding period of the shares. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15 percent of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on whether or not the disposition occurs more than one year after the date the shares are purchased. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is alternatively 28% (if the shares are held for more than one year, but not more than 18 months after exercise), and 20% (if the shares are held for more than 18 months after exercise). The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding periods described above. Capital losses are allowed in full against capital gains plus $3,000 of other income.

    The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

    The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Purchase Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the amendment to the 1992 Purchase Plan and the reservation of an additional 1,000,000 shares of Common Stock for issuance thereunder.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR" THE APPROVAL OF THE AMENDMENT TO THE 1992 PURCHASE PLAN AND THE RESERVATION OF AN ADDITIONAL 1,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 5
                          REINCORPORATION IN DELAWARE

INTRODUCTION

    For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company from California to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). SHAREHOLDERS ARE URGED TO READ CAREFULLY THE FOLLOWING SECTIONS OF THIS PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS, BEFORE VOTING ON THE REINCORPORATION PROPOSAL.Throughout the Proxy Statement, the term "Centura California" refers to the existing California corporation and the term "Centura Delaware" refers to the new Delaware corporation, a wholly owned subsidiary of Centura California, which is the proposed successor to Centura California.

    The Reincorporation Proposal will be effected by merging Centura California into Centura Delaware. Upon completion of the merger, Centura California will cease to exist and Centura Delaware will continue to operate the business of the Company under the name Centura Software Corporation.

    Pursuant to the Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit A (the "Merger Agreement"), each outstanding share of Centura California Common Stock, par value $0.01 per share, will automatically be converted into one share of Centura Delaware Common Stock, $0.01 par value, upon the effective date of the merger. Each stock certificate representing issued and outstanding shares of Centura California Common Stock will continue to represent the same number of shares of Common Stock of Centura Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF CENTURA DELAWARE. However, shareholders may exchange their certificates if they so choose. The Common Stock of Centura California is listed for trading on The Nasdaq SmallCap Market, and after the merger Centura Delaware's Common Stock will continue to be traded on The Nasdaq SmallCap Market without interruption, under the same symbol ("CNTR") employed by the Company prior to the merger. As of the date the Board resolved to undertake the Proposed Reincorporation, the closing price of the Company's Common Stock on The Nasdaq SmallCap Market was $1.81 per share.

    Under California law, the affirmative vote of a majority of the outstanding shares of Common Stock of Centura California is required for approval of the Merger Agreement and the other terms of the Proposed Reincorporation. See "Vote Required for the Reincorporation Proposal." The Proposed Reincorporation has been unanimously approved by Centura California's Board of Directors. If approved by the shareholders, it is anticipated that the merger will become effective as soon as practicable (the "Effective Date") following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors of either company, circumstances exist which make it inadvisable to proceed under the original terms of the Merger Agreement.

    Shareholders of Centura California will have no dissenters' rights of appraisal with respect to the Reincorporation Proposal. See "Significant Differences Between the Corporation Laws of California and Delaware--Appraisal Rights."

    The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of Centura Delaware (the "Certificate of Incorporation") and the Bylaws of Centura Delaware, copies of which are attached hereto as Exhibits A, B and C, respectively.

    APPROVAL BY SHAREHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION, THE BYLAWS OF CENTURA DELAWARE AND ALL PROVISIONS THEREOF, ASSUMPTION OF CENTURA CALIFORNIA'S EMPLOYEE BENEFIT PLANS AND STOCK OPTION AND PURCHASE PLANS BY CENTURA DELAWARE AND REVISIONS IN THE COMPANY'S INDEMNIFICATION AGREEMENTS WITH ITS OFFICERS AND DIRECTORS TO CONFORM SUCH AGREEMENTS TO DELAWARE LAW.

VOTE REQUIRED FOR THE REINCORPORATION PROPOSAL

    Approval of the Reincorporation Proposal, which will also constitute approval of (i) the Merger Agreement, the Certificate of Incorporation and the Bylaws of Centura Delaware, (ii) the assumption of Centura California's employee benefit plans and stock option and purchase plans by Centura Delaware and (iii) revisions in the Company's indemnification agreements with its officers and directors to conform such agreements to Delaware law, will require the affirmative vote of the holders of a majority of the outstanding shares of Centura California entitled to vote.

    THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSED REINCORPORATION IN DELAWARE. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE REINCORPORATION PROPOSAL.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

    For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have initially chosen Delaware for their state of incorporation or have subsequently changed their corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

ANTITAKEOVER IMPLICATIONS

    Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, which measures are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Reincorporation Proposal is not being proposed in order to prevent such a change in control, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action which affects the Company.

    In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company's vulnerability to potential unsolicited bidders. In the course of such evaluation, the Board of Directors of the Company has considered or may consider in the future certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, enforcement of the Company's Preferred Shares Rights Plan dated August 3, 1994, adoption of severance agreements for its management and key employees which become effective upon the occurrence of a change in control of the Company and the designation and issuance of preferred stock, the rights and preferences of which are determined by the Board of Directors. Some of these measures may be implemented under California law. There is nonetheless substantial judicial precedent in the Delaware courts as to the legal principles applicable to such defensive measures and as to the conduct of the Board of Directors under the business judgment rule with respect to unsolicited takeover attempts.

    Certain effects of the Reincorporation Proposal may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law, from which Centura Delaware does NOT intend to opt out, restricts certain "business combinations" with "interested shareholders" for three years following the date that a person becomes an interested shareholder, unless the Board of Directors approves the business combination. See "Significant Differences Between the Corporation Laws of California and Delaware--Shareholder Approval of Certain Business Combinations." Furthermore, certain changes to the relative rights of shareholders and management which have antitakeover implications may be implemented under Delaware law. Certain of these changes, including the elimination of the right of shareholders controlling at least ten percent (10%) of the voting shares to call a special meeting of shareholders and the elimination of the right of shareholders to remove a director other than for cause, will be implemented as part of the Proposed Reincorporation. In addition, certain changes which reduce shareholder participation in important corporate decisions and which could be instituted in California without reincorporating in Delaware will also be implemented as part of the Proposed Reincorporation. These changes include the elimination of the right of shareholders to act by written consent and the establishment of procedural requirements for shareholders wishing to nominate directors or present proposals for shareholder consideration. For a detailed discussion of all of the changes which will be implemented as part of the Proposed Reincorporation, see "The Charters and Bylaws of Centura California and Centura Delaware." For a discussion of these and other differences between the laws of California and Delaware, see "Significant Differences Between the Corporation Laws of California and Delaware."

    The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because:

        a. a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices;

        b. a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids; and

        c. a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits.

    By contrast, in a transaction in which an acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all shareholders.

    Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation Proposal, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation Proposal, shareholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that such provisions enable the Board of Directors to resist a takeover or a change in control of the Company, they could make it more difficult to change the existing Board of Directors and management.

POSSIBLE DISADVANTAGES

    Despite the unanimous belief of the Board of Directors that the Reincorporation Proposal is in the best interests of Centura California and its shareholders, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states. For a comparison of shareholders' rights and the powers of management under Delaware and California law, see "Significant Differences Between the Corporation Laws of California and Delaware." In addition, the Reincorporation Proposal includes certain permitted changes to the Articles of Incorporation or Bylaws of the Company which alter the relative rights of shareholders and management and which reduce shareholder participation in important corporate decisions. See "The Charters and Bylaws of Centura California and Centura Delaware."

NO CHANGE IN THE NAME, BOARD MEMBERS, BUSINESS, MANAGEMENT, EMPLOYEE PLANS OR
  LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY

    The Reincorporation Proposal will effect only a change in the legal domicile of the Company and other changes of a legal nature, certain of which are described in this Proxy Statement. The Proposed Reincorporation will NOT result in any change in the name, business, management, fiscal year, assets or liabilities or location of the principal facilities of the Company. The seven directors who are elected at the Annual Meeting of Shareholders will become the directors of Centura Delaware. All employee benefit, stock option and purchase plans of Centura California (including the 1995 Stock Option Plan, the 1996 Directors' Stock Option Plan and the 1998 Employee Stock Option Plan) will be continued by Centura Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of Centura Delaware Common Stock, at the same price per share, upon the same terms, and subject to the same conditions, as set forth in such plans. Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of the assumption of these plans by Centura Delaware. Other employee benefit arrangements of Centura California will also be continued by Centura Delaware upon the terms and subject to the conditions currently in effect. As noted above, after the merger the shares of Common Stock of Centura Delaware will continue to be traded, without interruption, in the same principal market and under the same symbol ("CNTR") as the shares of Common Stock of Centura California are traded under prior to the merger.

THE CHARTERS AND BYLAWS OF CENTURA CALIFORNIA AND CENTURA DELAWARE

    The provisions of the Centura Delaware Certificate of Incorporation and Bylaws are similar to those of the Centura California Articles of Incorporation and Bylaws in many respects. However, the Reincorporation Proposal includes the implementation of certain provisions in the Centura Delaware Certificate of Incorporation and Bylaws which alter the rights of shareholders and the powers of management and which reduce shareholder participation in important corporate decisions. These provisions have antitakeover implications and are described in detail below.

    Approval by shareholders of the Proposed Reincorporation will constitute an approval of the inclusion in the Centura Delaware Certificate of Incorporation and Bylaws of each of the provisions described below. In addition, certain other changes altering the rights of shareholders and powers of management could be implemented in the future by amendment of the Certificate of Incorporation following shareholder approval and certain such changes could be implemented by amendment of the Bylaws of Centura Delaware without shareholder approval. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware." This discussion of the Certificate of Incorporation and Bylaws of Centura Delaware is qualified by reference to Exhibits B and C hereto, respectively.

    ELIMINATION OF SHAREHOLDER ACTIONS BY WRITTEN CONSENT; SPECIAL MEETINGS.

    The Certificate of Incorporation and Bylaws of Centura Delaware will provide that shareholders may act only at an annual or special meeting of shareholders and not by written consent. Although the Bylaws of Centura California provide for shareholder actions by written consent, the Company has not used this method of obtaining shareholder approval since becoming a public company in 1993, and, because of the large number of shareholders of the Company and its current practice of soliciting proxies and holding meetings, the Company does not expect to use this procedure in the future. In addition, the Bylaws of Centura Delaware provide that special meetings of shareholders can be called only by the Board of Directors, the Chairman of the Board or the President. Shareholders are not permitted to call a special meeting or to require that the Board call a special meeting of shareholders. Moreover, the business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting by or at the direction of the Board of Directors.

    REASONS FOR ELIMINATION OF SHAREHOLDER ACTION BY WRITTEN CONSENT AND RIGHT TO CALL SPECIAL MEETINGS. The provisions prohibiting shareholder action by written consent would give all shareholders of the Company the opportunity to participate in determining any proposed shareholder action and would prevent the holders of a majority of the voting power of the Company from using the written consent procedure to take shareholder action. Persons attempting unfriendly takeovers of corporations have attempted to use written consent procedures in order to deal directly with shareholders and avoid negotiations with the boards of directors of such companies. The provisions regarding the elimination of the right of shareholders to call a special meeting would mean that a shareholder could not force shareholder consideration of a proposal over the opposition of the Board of Directors by calling a special meeting of shareholders prior to such time as the Board believed such consideration to be appropriate. By eliminating the use of the written consent procedure and the ability of shareholders to call a special meeting, the Company intends to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's management and Board of Directors.

    POSSIBLE DISADVANTAGES OF ELIMINATION OF SHAREHOLDER ACTIONS BY WRITTEN CONSENT AND RIGHT TO CALL SPECIAL MEETINGS. The provisions restricting shareholder action by written consent and the elimination of the shareholders' ability to call special meetings may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by the Board of Directors. Because elimination of the procedures for shareholders to act by written consent or to call special meetings could make more difficult an attempt to obtain control of the Company, such action could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company. Because tender offers for control usually involve a purchase price higher than the prevailing market price, the provisions restricting shareholder action by written consent and the elimination of the shareholders' ability to call special meetings may have the effect of preventing or delaying a bid for the Company's shares which could be beneficial to the Company and its shareholders. Elimination of the written consent procedure also means that a meeting of shareholders would be required in order for the Company's shareholders to replace the Board. The restriction on the ability of shareholders to call a special meeting means that a proposal to replace the Board could be delayed until the next annual meeting. These provisions thus will make the removal of directors more difficult.

    TWO-THIRDS VOTING PROVISION REGARDING CERTAIN ACTIONS.

    The Centura Delaware Certificate of Incorporation contains a requirement of approval of two-thirds of the shareholders to alter, amend or repeal certain articles of the Centura Delaware Certificate of Incorporation. The articles of the Certificate of Incorporation subject to the greater percentage vote requirement are Article 13, concerning shareholder actions by written consent, and Article 14 concerning this two-thirds voting requirement. Under Delaware law, the power, to amend, alter or repeal provisions of a corporation's certificate of incorporation requires only a majority vote of shareholders. A corporation may provide in its certificate of incorporation, however, for a higher percentage vote of outstanding shares than is otherwise required. Similarly, a corporation may provide in its bylaws for a supermajority vote in order to amend bylaw provisions. A corresponding two-thirds vote requirement is contained in the Bylaws of Centura Delaware with respect to amending the corresponding provisions concerning shareholder actions by written consent and ability to call special meetings contained therein.

    These provisions in the Centura Delaware Certificate of Incorporation and Bylaws prevent a shareholder or group of shareholders with less than two-thirds of the outstanding voting stock from amending the Certificate of Incorporation or Bylaws to delete the provision which requires shareholders to act only at annual or special meetings and not by written consent. This provision is an essential part of the overall structure being proposed to encourage individuals or groups who desire to propose takeover bids or similar transactions to negotiate with the Board of Directors. This provision prevents a shareholder with a majority of the voting power of the Company from avoiding the requirements of the provision by simply repealing it. To the extent that this proposal adds to the effectiveness of the elimination of shareholder written consent provision, it would also incorporate the possible disadvantages discussed above regarding such provision.

    ELIMINATION OF CUMULATIVE VOTING.

    Unlike the Bylaws of Centura California, the Certificate of Incorporation and Bylaws of Centura Delaware do not provide for cumulative voting. Cumulative voting entitles each shareholder to cast a number of votes that is equal to the number of voting shares held by such shareholder multiplied by the total number of directors to be elected, and to cast all such votes for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. (For a further description of the mechanics of cumulative voting, see the section entitled "Voting and Solicitation" on page one of this Proxy Statement.) Without cumulative voting, a shareholder or group of shareholders must hold a majority of the voting shares to cause the election of one or more nominees. Cumulative voting may enable a minority shareholder or group of shareholders to elect at least one representative to the Board. For example, in each election of directors, under cumulative voting rules where seven directors are to be elected, a shareholder or group holding greater than twelve and one-half percent (12.5%) of the voting shares is guaranteed the ability to elect one director. If the Reincorporation Proposal is adopted, in all future elections of the Board of Directors, commencing with the Annual Meeting to be held in 1999, the holders of a majority of the shares actually voted (assuming that a quorum is present) will be guaranteed the right to elect all of the directors being elected at that time.

    REASONS FOR ELIMINATION OF CUMULATIVE VOTING. The Board of Directors believes that each director elected to the Board should represent the interests of all shareholders. The elimination of cumulative voting should help ensure that each director acts in the best interests of all shareholders, because shareholders holding a majority of the voting shares will have the power to elect every director to be elected at any annual meeting. The election of the Board by holders of a majority of the voting stock is not a departure from the manner in which the Company's directors have been elected in the past. Even though the Company has always permitted cumulative voting, such voting has never been used in the election of a director to the Company's Board.

    POSSIBLE DISADVANTAGES OF ELIMINATION OF CUMULATIVE VOTING. The elimination of cumulative voting will make it more difficult for a minority shareholder or group of shareholders to elect a representative to the Board of Directors. In addition, it should be noted that the elimination of cumulative voting may also have certain antitakeover effects. It may under certain circumstances discourage or render more difficult a merger, tender offer or proxy contest; discourage the acquisition of large blocks of the Company's shares by persons who would not make such acquisition without assurance of the ability to place a representative on the Board of Directors; deter or delay the assumption of control by a holder of a large block of the Company's shares; or render more difficult the replacement of incumbent directors and management.

    NOMINATIONS OF DIRECTOR CANDIDATES AND INTRODUCTION OF BUSINESS AT
     SHAREHOLDER MEETINGS.

    The Bylaws of Centura Delaware establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting of shareholders (the "Business Procedure").

    The Nomination Procedure provides that only persons nominated by or at the direction of the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting, will be eligible for election as directors. The Business Procedure provides that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by or at the direction of the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received by the Company not less than 90 days prior to the meeting (or if fewer than 100 days' notice or prior public disclosure of the meeting date is given or made to shareholders, not later than the tenth day following the day on which such notice was mailed or such public disclosure was made).

    Under the Nomination Procedure, a shareholder's notice to the Company must contain certain information about the nominee, including name, address, the consent to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the shareholder proposing to nominate that person, including name, address, a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and a description of all arrangements or understandings between the shareholder and each nominee. Under the Business Procedure, notice relating to the conduct of business at an annual meeting other than the nomination of directors must contain certain information about the business and about the shareholder who proposes to bring the business before the meeting. If the Chairman or other officer presiding at the meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he or she determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before the annual meeting in accordance with the above-described procedures.

    By requiring advance notice of nominations by shareholders, the Nomination Procedure affords the Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform the shareholders about such qualifications. By requiring advance notice of proposed business, the Business Procedure provides the Board with an opportunity to inform shareholders of any business proposed to be conducted at a meeting and the Board's position on any such proposal, enabling shareholders to better determine whether they desire to attend the meeting or grant a proxy to the Board of Directors as to the disposition of such business. In addition, the Business Procedure provides for a more orderly procedure for conducting the annual meeting of shareholders. Although the Centura Delaware Bylaws do not give the Board any power to approve or disapprove shareholder nominations for the election of directors or any other business desired by shareholders to be conducted at an annual meeting, the Centura Delaware Bylaws may have the effect of precluding a nomination for the election of directors or of precluding any other business at a particular annual meeting if the proper procedures are not followed. In addition, the procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company and its shareholders.

    AUTHORIZED STOCK.

    The Articles of Incorporation of Centura California authorize 62,000,000 shares of capital stock, $0.01 par value per share, which consists of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The Certificate of Incorporation of Centura Delaware will provide for the same number of shares of Common and Preferred Stock, each with a par value of $0.01. The Articles of Incorporation of Centura California and the Certificate of Incorporation of Centura Delaware each authorize the Board of Directors to fix the rights, preferences, privileges and restrictions of one or more series out of the authorized shares of Preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences without further vote or action by the Shareholder. Although the Board has no present intention of doing so, issuance of the authorized Preferred Stock with terms giving it substantial voting power, conversion or other rights could have the effect of (i) delaying, deferring or preventing a change in control of the Company or (ii) otherwise modifying the rights of holders of the Company's Common Stock under either California or Delaware law.

    MONETARY LIABILITY OF DIRECTORS.

    The Articles of Incorporation of Centura California and the Certificate of Incorporation of Centura Delaware both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the laws of each corporation's respective state of incorporation. The provision eliminating monetary liability of directors set forth in the Certificate of Incorporation of Centura Delaware is potentially more expansive, in that it incorporates future amendments to Delaware law with respect to the elimination of such liability.

COMPLIANCE WITH DELAWARE AND CALIFORNIA LAW

    CALIFORNIA. Following the Annual Meeting of Shareholders, if this Proposal is approved, the Company will submit the Merger Agreement to the office of the California Secretary of State for filing.

    DELAWARE. Following the Annual Meeting of Shareholders, if this Proposal is approved, the Company will submit the Merger Agreement to the office of the Delaware Secretary of State for filing.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

    The General Corporation Laws of California and Delaware differ in many respects. It is not practical to summarize all of such differences in this Proxy Statement, but some of the principal differences which could materially affect the rights of shareholders are discussed below.

    SIZE OF THE BOARD OF DIRECTORS. The Bylaws of Centura Delaware, like the Bylaws of Centura California, provide for a Board of Directors of from five to nine members, with the exact number currently set at seven directors. Under California law, although changes in the number of directors must in general be approved by a majority of the outstanding shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. Delaware law permits the Board of Directors alone to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the shareholders). The Certificate of Incorporation of Centura Delaware provides that the number of directors shall be as specified in the Bylaws and authorizes the Board of Directors to make, alter, amend or repeal the Bylaws. Although Delaware law permits a change in the authorized range, as well as the exact number, of directors by a majority vote of the entire Board of Directors, and although under its Certificate of Incorporation the directors of Centura Delaware are authorized to change both the range and the exact number of directors by amending the Bylaws, the Bylaws of Centura Delaware provide, consistent with the Bylaws of Centura California, that the range of the number of members of the Board may be changed or a definite number fixed only with the approval of a majority of Centura Delaware's shareholders. Following the Proposed Reincorporation, the Board of Directors of Centura Delaware could (although it has no current intention to do so) amend the Bylaws to provide that such changes may be implemented by the directors alone. If the Reincorporation Proposal is approved, the seven directors of Centura California who are elected at the Annual Meeting of Shareholders will continue as the seven directors of Centura Delaware after the Proposed Reincorporation is consummated.

    CUMULATIVE VOTING. Under California law, if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Beginning in 1990 under California law, corporations such as Centura California that have 800 or more shareholders of record and have their stock listed on the Nasdaq National Market System may eliminate such cumulative voting rights by adopting amendments to their articles and bylaws, which amendments must be approved by the shareholders. Under Delaware law, cumulative voting in the election of directors is not mandatory. The Certificate of Incorporation and Bylaws of Centura Delaware do not provide for cumulative voting and, therefore, the shareholders of Centura Delaware will no longer have cumulative voting rights. The elimination of cumulative voting limits the ability of minority shareholders to obtain representation on the Board of Directors. See "The Charters and Bylaws of Centura California and Centura Delaware."

    CLASSIFIED BOARD OF DIRECTORS. A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. Under California law, directors generally are elected annually; however, beginning in 1990 corporations such as Centura California that have 800 or more shareholders of record and have their stock listed on the Nasdaq National Market System may designate a classified board by adopting amendments to their articles and bylaws which amendments must be approved by the shareholders. Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. This method of electing directors makes a change in the composition of the board of directors, and a potential change in control of a corporation, a lengthier and more difficult process. The Certificate of Incorporation and Bylaws of Centura Delaware do not provide for a classified board of directors.

    WRITTEN CONSENT OF SHAREHOLDERS. Both the California and Delaware General Corporation Laws provide that the shareholders of a corporation may take action by written consent without a meeting, unless the corporation's charter documents provide otherwise. The Articles of Incorporation of Centura California do not contain any provisions prohibiting actions by written consent and, accordingly, the shareholders of Centura California may take action by written consent without a meeting. The Certificate of Incorporation of Centura Delaware explicitly prohibits shareholder actions by written consent. As a result, the shareholders of Centura Delaware can take action only at a duly called meeting of the shareholders. See "The Charters and Bylaws of Centura California and Centura Delaware."

    POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS. Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than ten percent of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Certificate of Incorporation and Bylaws of Centura Delaware do not contain provisions granting shareholders the right to call a special meeting of shareholders. Because the right of shareholders to call a special meeting is not set forth in the Certificate of Incorporation or Bylaws of Centura Delaware, shareholders will no longer be able to call a special meeting of shareholders to vote on a transaction that is opposed by the Board of Directors. See "The Charters and Bylaws of Centura California and Centura Delaware."

    SHAREHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS. In the last several years, a number of states (but not California) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law ("Section 203"), certain "business combinations" with "interested shareholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

    Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

    For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested shareholder; sales or other dispositions to the interested shareholder (except proportionately with the corporation's other shareholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested shareholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested shareholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested shareholder (except proportionately as a shareholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

    The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date on which such shareholder becomes an interested shareholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder; (ii) the interested shareholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested shareholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person becomes an interested shareholder, the board approves the business combination and it is also approved at a shareholder meeting by sixty-six and two-thirds percent (66 2/3%) of the voting stock not owned by the interested shareholder.

    Section 203 only applies to Delaware corporations which have a class of voting stock that is authorized for quotation on The Nasdaq Stock Market, including any tier thereof, (as is Centura California and as Centura Delaware would be) or are held of record by more than 2,000 shareholders. However, a Delaware corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by majority shareholder vote and may not be further amended by the board of directors. Centura Delaware does not intend to opt out of Section 203; therefore, Section 203 will apply to Centura Delaware.

    Section 203 has been challenged in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue. The Company believes that so long as the constitutionality of Section 203 is upheld, Section 203 will encourage any potential acquiror to negotiate with the Company's Board of Directors. Section 203 also has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Centura Delaware in which all shareholders would not be treated equally. Section 203 should also discourage certain potential acquirors unwilling to comply with its provisions.

    REMOVAL OF DIRECTORS. Under California Law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause unless the number of shares voted against such removal would not be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The Certificate of Incorporation of Centura Delaware does not provide for a classified board of directors. However, the Certificate of Incorporation of Centura Delaware specifically provides that directors of Centura Delaware may be removed from office by shareholders only for cause.

    FILLING VACANCIES ON THE BOARD OF DIRECTORS. Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. Centura California's Bylaws do not permit directors to fill vacancies created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws (and unless the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy). The Bylaws of Centura Delaware provide, consistent with the Bylaws of Centura California, that any vacancy created by the removal of a director by the stockholders of Centura Delaware or otherwise may be filled only by the stockholders.

    LOANS TO OFFICERS AND EMPLOYEES. Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, under California law, shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. The Bylaws of Centura California authorize such loans or guaranties. Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

    INDEMNIFICATION AND LIMITATION OF LIABILITY. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

    The Articles of Incorporation of Centura California eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

    The Certificate of Incorporation of Centura Delaware also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for
(a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit a director's liability for violation of, or otherwise relieve Centura Delaware or its directors from the necessity of complying with federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

    California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval.

    Indemnification is permitted by California law only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action.

    California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise).

    Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

    California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The Articles of Incorporation of Centura California include such a provision.

    In February 1993, following shareholder approval, Centura California amended its Articles of Incorporation to permit indemnification beyond that expressly mandated by the California Corporations Code and to limit director monetary liability to the extent permitted by California law. Centura California has also entered into indemnification agreements with its officers and directors.

    Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, therefore, the indemnification agreements entered into by Centura California with its officers and directors may be assumed by Centura Delaware upon completion of the Proposed Reincorporation. If the Proposed Reincorporation is approved, the indemnification agreements will be amended to the extent necessary to conform the agreements to Delaware law, and a vote in favor of the Proposed Reincorporation is also approval of such amendments to the indemnification agreements. In particular, the indemnification agreements will be amended to include within their purview future changes in Delaware law which expand the permissible scope of indemnification of directors and officers of Delaware corporations.

    Currently, there are no actions pending against officers or directors of the Company in their capacities as such.

    The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of Centura California made prior to the Proposed Reincorporation.

    INSPECTION OF SHAREHOLDERS LIST. Both California and Delaware law allow any shareholder to inspect the shareholders' list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five or more of a corporation's voting shares, or shareholders holding an aggregate of 1% or more of such shares who have filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors. Delaware law does not provide for any such absolute right of inspection, and no such right is granted under the Certificate of Incorporation or Bylaws of Centura Delaware. Lack of access to shareholder records even though unrelated to the shareholder's interest as a shareholder, could result in impairment of the shareholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the Company.

    DIVIDENDS AND REPURCHASES OF SHARES. California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

    Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1.25 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1.25 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

    Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

    To date, the Company has not paid cash dividends on its capital stock. It is the present policy of the Board of Directors to retain earnings for use in the Company's business, and therefore, the Company does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

    SHAREHOLDER VOTING. Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

    Both California and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

    With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation which adversely affects a specific class of shares. Should the

Company authorize and issue shares of a new class of capital stock, the holders thereof would vote with the holders of the Common Stock on proposals not adversely affecting the Common Stock. In such event the holders of Common Stock, if in the minority, would be unable to control the outcome of a vote, and, if in the majority, would be able to control the outcome of such a vote.

    California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 of the Delaware General Corporation Law does provide similar protection against coercive two-tiered bids for a corporation in which the shareholders are not treated equally. See "Shareholder Approval of Certain Business Combinations."

    California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation which does not have shares held of record by at least 100 persons, or to a transaction which has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision, and the shareholders of Centura Delaware might, therefore, be deprived of an opportunity to consider such other proposal.

    INTERESTED DIRECTOR TRANSACTIONS. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and in the case of board approval the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the Board of Directors of Centura California might not be able to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of Centura Delaware, although less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving directors of the Company which could not be so approved under California law but could be so approved under Delaware law.

    VOTING BY BALLOT. California law provides that the election of directors may proceed in the manner described in a corporation's bylaws. Centura California's Bylaws provide that the election of directors at a shareholders' meeting may be by voice vote or ballot, unless prior to such vote a shareholder demands a vote by ballot, in which case such vote must be by ballot. Under Delaware law, the right to vote by written ballot may be restricted if so provided in the certificate of incorporation. The Certificate of Incorporation of Centura Delaware, consistent with Centura California's Bylaws, provides that if a shareholder specifically demands election of directors by ballot (or if the Bylaws provide that elections shall be by ballot) then elections shall be held by ballot. Shareholders of Centura Delaware may therefore continue to demand election by ballot, unless and until the Certificate of Incorporation is amended, which would require a majority shareholder vote. It may be more difficult for a shareholder to contest the outcome of a vote which has not been conducted by written ballot.

    SHAREHOLDER DERIVATIVE SUITS. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a shareholder may only bring a derivative action on behalf of the corporation if the shareholder was a shareholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

    APPRAISAL RIGHTS. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or
(c) to shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

    The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System (as are the shares of Centura California) generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are unavailable, however, if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting of more than five sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the Reincorporation Proposal). California law does in general afford appraisal rights in sale of asset reorganizations.

    Appraisal or dissenters' rights are, therefore, not available to shareholders of Centura California with respect to the Proposed Reincorporation.

    DISSOLUTION. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's shareholders. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. Centura Delaware's Certificate of Incorporation contains no such supermajority voting requirement, however, and a majority of shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of Centura Delaware which had previously been approved by its Board of Directors.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
  CORPORATIONS

    Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters and appraisal rights and inspection of corporate records. See "Significant Differences Between the Corporation Laws of California and Delaware" above.

    Exemptions from Section 2115 are provided for corporations whose shares are designated as qualified for trading as a national market security on the National Association of Securities Dealers Automatic Quotation System (or any successor national market system including The Nasdaq SmallCap Market) and which have 800 or more shareholders of record. Centura Delaware will be exempt from
Section 2115 following the Proposed Reincorporation because the Common Stock of Centura Delaware will be traded on The Nasdaq SmallCap Market and owned by more than 800 holders.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a discussion of certain federal income tax considerations that may be relevant to holders of Centura California Common Stock who receive Centura Delaware Common Stock in exchange for their Centura California Common Stock as a result of the Proposed Reincorporation. The discussion does not address all the tax consequences of the Proposed Reincorporation that may be relevant to particular Centura California Common Stock shareholders, (such as dealers in securities, holders of stock options or those Centura shareholders who acquired their shares upon the exercise of compensatory stock options) or holders of warrants to purchase shares of the Company's Common Stock. Furthermore, no foreign, state or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER AND WARRANTHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

    Subject to the limitations, qualifications, and exceptions described herein, and assuming the Proposed Reincorporation qualities as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the following tax consequences generally should result:

        (a) No gain or loss should be recognized by holders of Centura California Common Stock upon receipt solely of Common Stock of Centura Delaware pursuant to the Proposed Reincorporation;

        (b) The aggregate tax basis of the Common Stock of Centura Delaware received by each shareholder in the Proposed Reincorporation should be equal to the aggregate tax basis of the Common Stock of Centura California surrendered in exchange therefor; and

        (c) The holding period of the Common Stock of Centura Delaware received by each shareholder of Centura California should include the period for which such shareholder held the Common Stock of Centura California surrendered in exchange therefor, provided that such Centura California stock was held by such shareholder as a capital asset at the time of the Proposed Reincorporation.

    The Company has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the Proposed Reincorporation under the Code. The Company will, however, as a condition to closing of the Proposed Reincorporation receive an opinion from legal counsel substantially to the effect that the Proposed Reincorporation will qualify as a reorganization within the meaning of Section 368(a) of the Code (the "Tax Opinion"). The Tax Opinion will neither bind the IRS nor preclude it from asserting a contrary position. In addition, the Tax Opinion will be subject to certain assumptions and qualifications and will be based upon the truth and accuracy of representations made by Centura Delaware, Centura California and certain shareholders of Centura California.

    A successful IRS challenge to the reorganization status of the Proposed Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of Centura California Common Stock exchanged in the Proposed Reincorporation equal to the difference between that shareholder's basis in such share and the fair market value, as of the time of the Proposed Reincorporation, of the Centura Delaware Common Stock, received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of Centura Delaware Common Stock received in the exchange would equal such fair market value, and such shareholder's holding period for such shares would not include the period during which such shareholder held Centura California Common Stock.

    Even if the Proposed Reincorporation qualifies as a reorganization, a shareholder that exchanges Centura California Common Stock for Centura Delaware Common Stock in the Proposed Reincorporation would recognize gain to the extent the shareholder was treated as receiving (actually or constructively) consideration other than Centura Delaware Common Stock in exchange for such shareholder's Centura California Common Stock. In that event, the basis of the Centura Delaware Common Stock received by such a shareholder would be reduced by an amount equal to the fair market value of any such consideration received in the Proposed Reincorporation and increased to the extent of any gain recognized in connection therewith. Further, a recipient of Centura Delaware Common Stock would recognize gain to the extent such shares were received in exchange for services or property other than Centura California Common Stock. All or a portion of such gain may be taxable as ordinary income.

                                 PROPOSAL NO. 6
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Price Waterhouse LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that the shareholders vote for ratification of this appointment. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Price Waterhouse LLP has also audited the Company's financial statements for the fiscal year ending December 31, 1997. Representatives of Price Waterhouse LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    On October 4, 1995, Arthur Andersen LLP resigned as independent accountants to audit the financial statements of the Company for the 1995 fiscal year. Subsequent to such resignation, the Company received a letter dated January 2, 1996 from Arthur Andersen advising the Company that it had withdrawn its reports issued with respect to its audits of the Company's December 31, 1993 and 1994 financial statements. Disagreement between the Company and Arthur Andersen regarding restatement of the Company's financial results for its quarter ended March 31, 1994 and the timing of revenue recognition for certain transactions reported in that quarter are described in detail in the Company's report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on October 11, 1995, as amended by Form 8-K/A (Amendment No.
1) filed with the Commission on October 26, 1995 (the "Form 8-K/A").

    During the two most recent fiscal years and subsequent interim periods prior to October 4, 1995, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events, except the Company's disagreement with Arthur Andersen regarding the Company's restatement of its financial results for the quarter ended March 31, 1994, as described in the Form 8K/A. The reports of Arthur Andersen LLP on the financial statements of the Registrant for the years ended December 31, 1993 and December 31, 1994 contained no adverse opinion or other disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

    Effective January 2, 1996, the Board of Directors of the Company engaged the accounting firm of Price Waterhouse LLP ("Price Waterhouse") as independent accountants to audit the Company's financial statements for the fiscal years ended December 31, 1993, December 31, 1994, and December 31, 1995. The Company's audit committee of its Board of Directors approved these actions.

    The Company has not consulted with the independent accounting and audit group at Price Waterhouse LLP responsible for performing future independent accounting work during the preceding two years or subsequent interim periods through September 31, 1995 on (i) either the application of accounting principles or type of opinion Price Waterhouse might issue on the Company's financial statements or (ii) the Company's disagreement with Arthur Andersen regarding the Company's restatement of its financial results for its quarter ended March 31, 1994 as described in the Form 8-K/A. Through its outside litigation counsel the Company previously engaged the Dispute Analysis and Corporate Recovery Consulting Unit of Price Waterhouse as litigation consultants to provide expert witness testimony in connection with the securities class action litigation filed against the Company and various of its officers and directors in May 1994, as described in the Company's report on the Form 8-K filed with the Commission on January 11, 1996.

    The Company requested that Arthur Andersen furnish a letter addressed to the SEC stating whether Arthur Andersen LLP agrees with the above statements.

REQUIRED VOTE

    The ratification of the appointment of Price Waterhouse LLP as the Company's independent public accountants requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 1998 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 41 and (iv) all directors and executive officers as a group. The number of shares of the Company Common Stock outstanding as of March 31, 1998 was 29,532,901.

                                                                                          SHARES BENEFICIALLY
                                                                                               OWNED(1)
5% SHAREHOLDERS, DIRECTORS,                                                            -------------------------
NAMED EXECUTIVE OFFICERS,                                                                            PERCENT OF
AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP                                         NUMBER(2)       TOTAL
-------------------------------------------------------------------------------------  ------------  -----------
Newport Acquisition Company No. 2, LLC (3)...........................................    11,415,094       38.65
  1600 Dove Street, Suite 300
  Newport Beach, CA 92660
Scott R. Broomfield..................................................................       669,811        2.24
Jack King............................................................................         5,208       *
Phillip Koen, Jr.....................................................................         5,208       *
Peter Micciche.......................................................................         3,125       *
William D. Nicholas..................................................................         3,125       *
Samuel M. Inman III (4)..............................................................       374,166        1.25
John Griffin.........................................................................       164,073       *
Earl Stahl...........................................................................       105,730       *
Michael K. Keddington................................................................             0       *
Michael Moore........................................................................        26,667       *
Ann Bontatibus.......................................................................        47,375       *
All directors and executive officers as group (13 persons) (5).......................     2,223,143        7.20

------------------------

 *  Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable on or before May 30, 1998, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

(2) Includes with respect to each named person the following shares subject to stock options and/or warrants exercisable within 60 days of March 31, 1998:
    Mr. Broomfield-433,962; Mr. King-5,208; Mr. Koen-5,208; Mr. Micciche-3,125; Mr. Nicholas-3,125; Mr. Inman-369,166; Mr. Griffin-16,667; Mr. Stahl-105,730; Mr. Moore-26,667; and Ms. Bontatibus-42,083.

(3) In February 1998, Newport Acquisition Company No. 2 LLC ("NAC") purchased from Computer Associates International, Inc. ("CA") a Floating Rate Convertible Subordinated Note Due 1998 (the "Note") issued in 1995 to CA by the Company pursuant to which the Company owed approximately $12,251,000 in principal and accrued interest. NAC converted the Note into 11,415,094 shares of Common Stock of the Company and in so doing gained voting power and control over 38.65% of the outstanding capital stock of the Company.

(4) Mr. Inman served as Chairman of the Board from September 1996 to February 1998, President and Chief Executive Officer from December 1995 to December 1997, and he served as President and Chief Operating Officer from April 1995 to December 1995.

(5) Includes 1,328,417 shares subject to options held by directors and officers that are exercisable within 60 days of March 31, 1998.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 46 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                      REPORT OF THE COMPENSATION COMMITTEE

GENERAL

    The Company's executive compensation policies are determined by the Compensation Committee of the Board of Directors. The Compensation Committee (the "Committee") is composed of three nonemployee directors.

    The objective of the Company's executive compensation program is to align executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term business success of the Company. The Company's executive compensation program is based on the same four basic principles that guide compensation decisions for all employees of the Company:

    - The Company compensates for demonstrated and sustained performance.

    - The Company compensates competitively.

    - The Company strives for equity and fairness in the administration of compensation.

    - The Company believes that each employee should understand how his or her compensation is determined.

    The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution are rewarded by higher levels of compensation. In order to ensure that it compensates its executives competitively, the Company regularly compares its compensation practices to those of other companies of comparable size within similar industries. Through the use of independent compensation surveys and analysis, employee compensation training, and periodic pay reviews, the Company strives to ensure that compensation is administered equitably and fairly and that a balance is maintained between how executives are paid relative to other employees and relative to executives with similar responsibilities in comparable companies.

    The Committee typically meets at least twice annually: once late in the year to establish the compensation program for the next fiscal year and once, mid-year, to evaluate how effectively the program is meeting its objectives. Additionally, the Committee may hold special meetings to approve the compensation program of a newly hired executive or an executive whose scope of responsibility has significantly changed. Each year, the Committee meets with the CEO and the Director, Human Resources regarding executive compensation projections for the next three years and proposals for executive compensation for the next operating year. Compensation plans are based on compensation surveys and assessments as to the demonstrated and sustained performance of the individual executives. The Committee then independently reviews the performance of the CEO and the Company, and develops the annual compensation plan for the CEO based on competitive compensation data and the Committee's evaluation of the CEO's demonstrated and sustained performance and its expectation as to his future contributions in leading the Company. The Committee presents for adoption its findings on the compensation of each individual executive at a subsequent meeting of the full Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

    During 1997, the Company's executive compensation program was comprised of the following key components:

    BASE SALARY. The Company sets the base salaries of its executives at the levels of comparably sized companies engaged in similar industries.

    CASH-BASED INCENTIVES. The Company's executives participate in a cash incentive program. The program includes all of the Company's executives and is contingent on the achievement of specific Company-wide goals in the areas of customer satisfaction, operating profit, revenue performance, asset management and the achievement of specific individual performance goals that are measured objectively, as well as individual performance goals that are measured subjectively. Participants in this program include the CEO and vice presidents. The Company's cash incentives are structured so that the total of base salary and cash incentives when taken together, will compensate executives at market levels when company-wide and individual goals are achieved. The cash incentive elements are sensitive to performance achievement versus plan, and payment of these cash bonuses ranges from no bonus payment when performance is below established targets, to bonus amounts somewhat above market levels when performance targets are exceeded. In March 1997, the Compensation Committee approved a bonus of $150,000 to be paid to Samuel Inman, the Company's CEO, based on Mr. Inman's achievement of specified performance objectives.

    EQUITY-BASED INCENTIVES. Stock options are an important component of the total compensation of executives, and are designed to align the interests of each executive with those of the shareholders. Each year the Committee considers the grant to executives of stock option awards under the Company's 1995 Stock Option Plan. The Committee believes that stock options provide added incentive for the executives to influence the strategic direction of the Company, and to create and increase value for customers, shareholders and employees. The option grants typically utilize three or four-year vesting periods to encourage executives to continue contributing to the Company. The number of stock option shares that are granted to individual executives is, in part, based on independent survey data reflecting competitive stock option practices.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. The base salary for Samuel M. Inman who served as CEO until December 1997 was established by the Committee at levels to be comparable to the base salaries of comparably sized companies engaged in similar industries. In December 1997, the Board of Directors accepted the resignation of the Company's CEO, CFO and Senior Vice President, Engineering and CTO, and approved the installation of a new management team provided by Hickey and Hill Incorporated ("H&H"), corporate restructuring specialists, pursuant to a letter agreement between the Company and H&H dated November 5, 1997 and approved by the full Board, including members of the Compensation Committee of the Board, on November 6, 1997. Under the terms of the letter agreement H&H would provide the services of a new CEO, CFO and principal marketing officer at a rate of $70,000 per month for the first two months and $50,000 per month thereafter (which rates include compensation to all three officers) and the new officers would also receive non-statuary stock options exercisable at a price of $1.906 per share for a total of 1,500,000 shares of the Company's Common Stock.

REPORT ON REPRICED OPTIONS

    In May 1997, January 1996, July 1995 and June 1994, the Committee determined that it was in the best interests of the Company to reprice the then-existing stock option grants under the Company's 1986 Incentive Stock Option Plan and 1995 Stock Option Plan with exercise prices in excess of the then-current fair market value of the Company's common stock. Excluded from the repricing actions in July 1995 and June 1994 (the "Prior Repricings") were the CEO and two senior vice presidents.

    The objectives of the Company's Stock Option Plans (the "Stock Option Plans") are to promote the interests of the Company by providing employees and certain consultants or independent contractors an incentive to acquire a proprietary interest in the Company and to continue to render services to the Company. It was the view of the Committee that stock options with exercise prices substantially above the current market price of the Company's common stock were viewed negatively by most employees of the Company, and provided little, if any, equity incentive to the optionees. The Committee thus concluded that such option grants seriously undermined the specific objectives of the Stock Option Plans and should properly be repriced. In making this decision, the Committee also considered the fairness of such a determination in relation to other shareholders. In the opinion of the Committee, the shareholders' long-term best interests were clearly served by the retention and motivation of optionees.

    In this context, the Committee decided that effective June 14, 1994, July 27, 1995, January 5, 1996 and May 13, 1997 (the "Grant Dates") all Company employees (except with respect to the Prior Repricings the executive officers) holding stock options with exercise prices in excess of the fair market value of the Company's common stock could receive a one-for-one repricing of their then-existing unexercised stock options. The first repricing allowed employees to receive a one-for-one repricing of their then-existing unexercised stock options with a new exercise price set at $10.75 per share, the fair market value of the Company's common stock on the first Grant Date (June 14, 1994). The second repricing allowed employees to receive a one-for-one repricing of their then-existing unexercised stock options with a new exercise price set at $9.00 per share, the fair market value of the Company's common stock on the second Grant Date (July 27, 1995). The third repricing allowed employees to receive a one-for-one repricing of their then-existing unexercised stock options with a new exercise price set at $5.9375 per share, the fair market value of the Company's common stock on the third Grant Date (January 5, 1996). The fourth repricing allowed employees to receive a one-for-one repricing of their then-existing unexercised stock options with a new exercise price set at $1.50 per share, the fair market value of the Company's common stock on the fourth Grant Date (May 13, 1997).

    Former executive officers of the Company, Samuel Inman and Earl Stahl, who are currently non-employee members of the Board of Directors received repriced stock options as set forth in the Ten Year Option Repricings table included on page 44 of this Proxy Statement. Repriced options for all other executive officers of the Company are included as well. It is the opinion of the Committee that this program succeeded in its objectives of building employee morale and providing new incentives for the Company's employees and management.

                                          COMPENSATION COMMITTEE

                                          Jack King
                                          Phillip Koen, Jr.
                                          Peter Micciche

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Former Directors William Grabe and Anthony Sun comprised the Compensation Committee of the Board of Directors from January 1, 1997 until April 17, 1997, at which time former director Max Hopper replaced Mr. Sun as a member of the Compensation Committee. Messrs. Grabe and Hopper resigned their positions on the Board effective December 8, 1997, at which time they were replaced by newly elected directors Jack King and Phillip Koen, Jr. as members of the Compensation Committee. On March 17, 1998, newly appointed director Peter Micciche was named as an additional member of the Compensation Committee of the Board. None of these persons has ever been an officer or employee of the Company or any of its subsidiaries, nor were there any compensation committee interlocks or other relationships during 1997 requiring disclosure under item 402(j) of Regulation S-K of the Securities and Exchange Commission.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows the compensation received by (a) the individuals who served as the Company's Chief Executive Officer ("CEO") during 1997; (b) the three most highly compensated executive officers other than the CEO who were serving as executive officers of the Company at December 31, 1997 and whose total compensation for the year exceeded $100,000, (c) the two most highly compensated individuals who would have been included under item (b) above but for the fact that they were no longer serving as executive officers of the Company at December 31, 1997, and (d) the compensation received by each such individual for the Company's two preceding fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                                                                    AWARDS
                                                                                OTHER ANNUAL      SECURITIES        ALL OTHER
                                                        SALARY       BONUS      COMPENSATION      UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR      ($)(1)(3)    ($)(2)           ($)            OPTIONS            (4)
-----------------------------------------  ---------  -----------  ---------  -----------------  -------------  -----------------
Scott R. Broomfield (5)..................       1997      51,667      --             --              750,000           --
  President and Chief Executive                 1996      --          --             --               --               --
  Officer (Principal Executive Officer)         1995      --          --             --               --               --

Samuel M. Inman III (6)..................       1997     375,000     175,000         --              120,000           --
                                                1996     400,000     190,000         --              240,000              468
                                                1995     182,693     112,500         --              239,999           --

John Griffin.............................       1997     260,000      --             --               50,000           --
  Vice President, European                      1996      --          --             --               --               --
  Operations                                    1995      --          --             --               --               --

Earl M. Stahl (7)........................       1997     234,731      20,000         --               30,000           --
                                                1996     160,000      60,000         --               --                  281
                                                1995     154,167       9,000         --               85,000              205

Michael K. Keddington (8)................       1997     158,027      88,387         --               40,000           --
                                                1996     200,600      17,375         --               10,000              412
                                                1995      68,750      16,250         --               90,000           --

Michael Moore............................       1997     192,897      10,000         --              150,000           --
  Senior Vice President, World                  1996      --          --             --               --               --
  Wide Sales                                    1995      --          --             --               --               --

Ann Bontatibus...........................       1997     133,000      16,000         --               40,000           --
  Vice President, Technical Services            1996     132,891      20,000         --               --               --
  and Support                                   1995     118,433      20,000         --               35,000           --

------------------------------

(1) Includes amounts deferred under the Company's 401(k) plan.

(2) Includes bonus earned in the indicated year. Excludes bonuses earned in the indicated year but paid in the subsequent year except for Sam Inman in 1996. Sam Inman's 1996 bonus includes $150,000 bonus approved on March 3, 1997, by the Compensation Committee of the Board of Directors and paid March 6, 1997 plus a $40,000 moving allowance paid in 1996.

(3) Includes commissions paid in the indicated year. Michael Keddington received commissions of $16,730 and $39,600 in 1997 and 1996, respectively, and Michael Moore received a commission of $48,897 in 1997.

(4) Comprised of premiums paid by the Company under the Company's group term life insurance policy.

(5) Mr. Broomfield became President and Chief Executive Officer of the Company effective December 8, 1997, pursuant to the terms of a letter agreement between the Company and Hickey & Hill Incorporated dated November 5, 1997. Terms of the Hickey and Hill letter agreement are set forth more fully in the REPORT OF THE COMPENSATION COMMITTEE (page 38) and CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS (page 47) of this Proxy Statement.

(6) Mr. Inman resigned as the Company's President and Chief Executive Officer effective December 8, 1997.

(7) Mr. Stahl resigned as the Company's Senior Vice President, Engineering and Chief Technical Officer effective December 8, 1997.

(8) Mr. Keddington resigned as the Company's Vice President of Sales and Marketing, North American effective August 8, 1997.

                          STOCK OPTION GRANTS IN 1997

    The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to grants of options to purchase common stock of the Company made in 1997 and the value of all options held by such executive officers on December 31, 1997.

                                                                  INDIVIDUAL GRANTS
                                  ----------------------------------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                                      AT
                                                % OF TOTAL                                 ASSUMED ANNUAL RATES OF
                                   NUMBER OF      OPTIONS                                  STOCK PRICE APPRECIATION
                                  SECURITIES    GRANTED TO                                           FOR
                                  UNDERLYING     EMPLOYEES      EXERCISE                        OPTION TERM(2)
                                    OPTIONS      IN FISCAL        PRICE      EXPIRATION   --------------------------
NAME                              GRANTED(#)      YEAR(1)       ($/SHARE)       DATE         5% ($)       10% ($)
--------------------------------  -----------  -------------  -------------  -----------  ------------  ------------
Scott R. Broomfield (3).........     750,000        --          $   1.906      11/05/07   $    163,683  $    196,573

Samuel M. Inman III.............     120,000        --          $    1.50      02/03/07   $  1,328,791  $  1,683,294

John Griffin....................      50,000        --          $    1.50      01/30/07   $    552,726  $    699,975

Earl M. Stahl...................      30,000        --          $    1.50      02/04/07   $    332,338  $    421,033

Michael K. Keddington...........      20,000        --          $    1.50      01/30/07   $    221,090  $    279,990
                                      20,000        --          $    1.50      02/04/07   $    221,559  $    280,689

Michael Moore...................      70,000        --          $    1.50      01/30/07   $    773,816  $    979,965
                                      80,000        --          $  2.3125      10/16/07   $    918,151  $  1,204,694

Ann Bontatibus..................      40,000        --          $    1.50      05/13/07   $    461,619  $    589,148

------------------------

(1) Options to purchase a total of 2,181,899 shares of common stock were granted under the Company's 1995 Stock Option Plan during the fiscal year ended December 31, 1997, including 1,255,999 options issued in connection with a repricing upon which an equivalent number of previously issued options were canceled. These options vest over a period of four years, provided however, that the stock options of the officers listed vest automatically in the event of any sale of all or substantially all of the Company's assets or upon the effective date of any merger, consolidation or stock sale which results in the holders of the Company's common stock immediately prior to such transaction owning less than 50% of the voting power of the Company's common stock immediately after such transaction and such officer is not offered a comparable position with the surviving entity. The figures reported above do not include repriced options under the 1986 Incentive Stock Option Plan (which expired in accordance with its terms in July 1996) because such repricings were deemed to be amendments to the outstanding options rather than new issuances.

(2) Potential realizable values are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual realized gains, if any, on stock option exercises are dependent on future performance of the Company's common stock, as well as the optionee's continued employment through the vesting period.

(3) Mr. Broomfield was granted a nonstatutory stock option which vests over two years, is not subject to any of the Company's employee stock plans, and is exercisable until the later of (a) five years after Mr. Broomfield's employment with Company is terminated other than for cause or (b) ten years after the date of grant. Mr. Broomfield's option shall vest in full automatically upon the occurrence of any Change of Control events set forth under "Certain Relationships and Related Transactions" hereinafter.

         AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

    The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to options to purchase common stock of the Company held as of December 31, 1997.

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                    VALUE        OPTIONS AT 12/31/97        IN-THE-MONEY OPTIONS
                               SHARES ACQUIRED    REALIZED              (#)(2)               AT 12/31/97 ($)(3)
NAME                           ON EXERCISE (#)     ($)(1)      (EXERCISABLE/UNEXERCISABLE (EXERCISABLE/UNEXERCISABLE
-----------------------------  ---------------  -------------  ------------------------  ---------------------------
Scott R. Broomfield..........        --              --                   -/750,000                     -/-
Samuel M. Inman III..........        --              --             279,999/320,000                     -/-
John Griffin.................        --              --                   -/75,000                      -/-
Earl M. Stahl................        32,500       $  34,960          87,500/70,000                      -/-
Michael K. Keddington........        46,458       $  56,425               -/-                           -/-
Michael Moore................        --              --                   -/150,000                     -/-
Ann Bontatibus...............        --              --              28,230/56,770                      -/-

------------------------

(1) Value realized is calculated based on the closing price of the Company's common stock as reported in the NASDAQ National Market (or a tier thereof) on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2) No stock appreciation rights (SARs) were outstanding during 1997.

(3) The fair market value of the Company's common stock at the close of business on December 31, 1997 was $1.1250 per share.

                              REPRICING OF OPTIONS

    The following table provides information regarding the repricing of certain options held by the executive officers of the Company during the last ten years. More detailed terms of the repricings are set forth in the REPORT OF THE COMPENSATION COMMITTEE (page 38) of this Proxy Statement.

                           TEN YEAR OPTION REPRICINGS


                                                               NUMBER OF
                                                              SECURITIES    MARKET PRICE     EXERCISE                    EXPIRATION
                                                              UNDERLYING     OF STOCK AT       PRICE                       DATE OF
                                                  DATE OF       OPTIONS        TIME OF      AT TIME OF    NEW EXERCISE    ORIGINAL
NAME                                             REPRICING   REPRICED (#)   REPRICING ($)  REPRICING ($)    PRICE ($)      OPTION
----------------------------------------------  -----------  -------------  -------------  -------------  -------------  -----------
Scott R. Broomfield ..........................         N/A
  President and Chief Executive Officer
  (Principal Executive Officer)

Samuel M. Inman III (1) ......................     5/13/97       120,000           1.50         4.2500           1.50        2/3/07
                                                   5/13/97       240,000           1.50         5.9375           1.50      12/14/05
                                                   5/13/97       239,999           1.50         5.9375           1.50       4/10/05
                                                    1/5/96       240,000         5.9375        10.7500         5.9375      12/14/05
                                                    1/5/96       239,999         5.9375         6.6250         5.9375        4/3/05

John Griffin .................................     5/13/97        50,000           1.50           5.00           1.50       1/30/07
  Vice President, European Operations

Earl M. Stahl (2) ............................     5/13/97        30,000           1.50         4.5000           1.50        2/4/07
                                                   5/13/97        45,000           1.50         5.9375           1.50      12/14/05
                                                   5/13/97        40,000           1.50         5.9375           1.50       3/14/05
                                                   5/13/97        25,000           1.50         5.9375           1.50       6/14/04
                                                   5/13/97        22,500           1.50         3.0000           1.50       9/25/02
                                                    1/5/96        45,000         5.9375         6.6250         5.9375      12/14/05
                                                    1/5/96        40,000         5.9375        10.7500         5.9375       3/14/05
                                                    1/5/96        25,000         5.9375        10.7500         5.9375       6/14/04

Michael K. Keddington (3) ....................     5/13/97        20,000           1.50         4.5000           1.50        2/4/07
                                                   5/13/97        20,000           1.50         5.0000           1.50       1/30/07
                                                   5/13/97        10,000           1.50         4.3750           1.50       7/23/06
                                                   5/13/97        10,000           1.50         5.9375           1.50      12/14/05
                                                   5/13/97        80,000           1.50         5.9375           1.50       7/14/05
                                                    1/5/96        10,000         5.9375         6.6250         5.9375      12/14/05
                                                    1/5/96        80,000         5.9375         9.0000         5.9375       7/14/05
                                                   7/27/95        80,000         9.0000         9.7500         9.0000       7/14/05

Michael Moore ................................     5/13/97        80,000           1.50         5.0000           1.50       1/30/07
  Senior Vice President, World Wide Sales

Ann Bontatibus ...............................     5/13/97        30,000           1.50         5.9375           1.50      12/14/05
  Vice President, Technical Services and           5/13/97         5,000           1.50         5.9375           1.50       3/14/05
  Support                                          5/13/97        10,000           1.50         5.9375           1.50       6/14/04
                                                    1/5/96        30,000         5.9375        10.7500         5.9375      12/14/05
                                                    1/5/96         5,000         5.9375           9.00         5.9375       3/14/05
                                                    1/5/96        10,000         5.9375           9.00         5.9375       6/14/04
                                                   7/27/95        10,000           9.00        10.7500           9.00       6/14/04
                                                   6/14/94        10,000        10.7500        23.7500        10.7500       1/28/04

                                                               NUMBER OF
                                                              SECURITIES    MARKET PRICE     EXERCISE                    EXPIRATION
                                                              UNDERLYING     OF STOCK AT       PRICE                       DATE OF
                                                  DATE OF       OPTIONS        TIME OF      AT TIME OF    NEW EXERCISE    ORIGINAL
NAME                                             REPRICING   REPRICED (#)   REPRICING ($)  REPRICING ($)    PRICE ($)      OPTION
----------------------------------------------  -----------  -------------  -------------  -------------  -------------  -----------
Richard J. Heaps (4) .........................     5/13/97        65,000           1.50         5.9375           1.50      12/14/05
                                                   5/13/97        20,000           1.50         5.9375           1.50       7/14/05
                                                   5/13/97        40,000           1.50         5.9375           1.50       6/14/04
                                                    1/5/96        65,000         5.9375         6.6250         5.9375      12/14/05
                                                    1/5/96        20,000         5.9375         9.7500         5.9375       7/14/05
                                                    1/5/96        40,000         5.9375         9.0000         5.9375       6/14/04
                                                   7/27/95        40,000         9.0000        10.7500         9.0000       6/14/04

Helmut G. Wilke (5) ..........................     5/13/97        40,000           1.50         5.9375           1.50       7/14/05
                                                   5/13/97        20,000           1.50         5.9375           1.50      12/14/05
                                                   5/13/97         2,292           1.50         5.9375           1.50       12/1/02
                                                   5/13/97        25,000           1.50         5.9375           1.50       6/14/04
                                                   5/13/97        10,000           1.50         5.9375           1.50      12/17/03
                                                    1/5/96        20,000         5.9375         6.6250         5.9375      12/14/05
                                                    1/5/96        40,000         5.9375         9.7500         5.9375       7/14/05
                                                    1/5/96        25,000         5.9375         9.0000         5.9375       6/14/04
                                                    1/5/96        10,000         5.9375         9.0000         5.9375      12/17/03
                                                    1/5/96         2,292         5.9375         8.8000         5.9375       12/1/02
                                                   7/27/95        40,000         9.0000        10.7500         9.0000       6/14/04
                                                   7/27/95        10,000         9.0000        10.7500         9.0000      12/17/03
                                                   6/14/94        10,000        10.7500        16.8750        10.7500      12/17/03

Richard Gelhaus (6) ..........................     5/13/97        30,000           1.50         4.5000           1.50        2/4/07
                                                   5/13/97       120,000           1.50         5.9375           1.50        1/5/06

Robert Bramley (7) ...........................      1/5/96        40,000         5.9375         6.6250         5.9375      12/14/05
                                                    1/5/96         5,000         5.9375        10.7500         5.9375       3/14/05
                                                    1/5/96         5,000         5.9375         9.0000         5.9375      12/17/03
                                                   7/27/95        10,000         9.0000        10.7500         9.0000      12/17/03
                                                   6/14/96        10,000        10.7500        16.8750        10.7500      12/17/03

John G. McAughtry (8) ........................      1/5/96   50,000 5,000        5.9375         6.6250         5.9375      12/14/05
                                                    1/5/96        11,875         5.9375         9.0000         5.9375      12/17/03
                                                    1/5/96        10,000         5.9375         9.0000         5.9375       7/21/03
                                                   7/27/95        30,000         9.0000        10.7500         9.0000      12/17/03
                                                   7/27/95        10,000         9.0000        10.7500         9.0000       7/21/03
                                                   6/14/94        30,000        10.7500        16.8750        10.7500      12/17/03
                                                   6/14/94                      10.7500        20.0000        10.7500       7/21/03


------------------------------

(1) Mr. Inman resigned as the Company's President and Chief Executive Officer effective December 8, 1997.

(2) Mr. Stahl resigned as the Company's Senior Vice President, Engineering and Chief Technical Officer effective December 8, 1997.

(3) Mr. Keddington resigned as the Company's Vice President of Sales and Marketing, North American effective August 8, 1997.

(4) Mr. Heaps resigned as the Company's Senior Vice President, Business Development and General Counsel effective November 5, 1997.

(5) Mr. Wilke resigned as the Company's Vice President, European Division effective May 15, 1997.

(6) Mr. Gelhaus resigned as the Company's Senior Vice President, Finance and Operations and Chief Financial Officer effective December 8, 1997.

(7) Mr. Bramley resigned as the Company's Vice President Technical Services effective April 1, 1997.

(8) Mr. McAughtry resigned as the Company's Vice President, Asia Pacific and Latin America effective September 3, 1996.

                               PERFORMANCE GRAPH

    The following graph and table summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for the period since the Company's common stock was first registered under Section 12 of the Securities Exchange Act of 1934 (February 4, 1993). The graph assumes that $100 was invested (i) on February 4, 1993 in the Company's common stock at a price of $18.00 per share, the price at which such stock was first offered to the public on that date, (ii) on January 31, 1993 in the Standard & Poor's 500 Stock Index and (iii) on January 31, 1993 in the Nasdaq Computer and Data Processing Services Composite Index. The stock price performance on the following graph and table is not necessarily indicative of future stock price performance.

                COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN*
            AMONG CENTURA SOFTWARE CORPORATION, THE S & P 500 INDEX
                      AND S & P HIGH TECH COMPOSITE INDEX

                                      [GRAPH]

------------------------

 * $100 invested on 2/4/93 in stock or on 1/31/93 in indices including reinvestment of dividends. Fiscal year ending December 31.

                                                            2/4/93      12/31/93     12/31/94     12/31/95     12/31/96
                                                          -----------  -----------  -----------  -----------  -----------
Centura Software Corporation............................         100          109           63           28           15
Standard & Poor's 500 Stock Index.......................         100          109          111          152          187
Nasdaq Computer and Data Processing Services Composite
  Index.................................................         100          101          122          186          230

                                                           12/31/97
                                                          -----------
Centura Software Corporation............................           6
Standard & Poor's 500 Stock Index.......................         249
Nasdaq Computer and Data Processing Services Composite
  Index.................................................         282

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In December 1997, the Company entered into a Settlement Agreement and Mutual Release with Samuel M. Inman, who was then the President, Chief Executive Officer and Chairman of the Board of Directors of the Company, pursuant to which Mr. Inman resigned his position as an officer of the Company as of December 8, 1997, but remained a full-time employee of the Company through December 31, 1997 and agreed to perform consulting services for the Company thereafter through July 31, 1998 (the "Service Period"). During the Service Period, he shall continue to vest in connection with stock options previously granted to him by the Company, provided that he performs required consulting services for the Company during such period and continues to serve as a member of the Company's Board of Directors. The Company paid $233,333 as severance to Mr. Inman in connection with his termination.

    In December 1997, the Company entered into a Settlement Agreement and Mutual Release with Richard A. Gelhaus, who was then Senior Vice President, Finance and Operations and Chief Financial Officer of the Company, pursuant to which Mr. Gelhaus resigned his position as an officer of the Company as of December 8, 1997, remained a full-time employee of the Company through December 31, 1997 and agreed to perform consulting services for the Company thereafter through July 31, 1998. During the Service Period he shall continue to vest in connection with stock options previously granted to him by the Company, provided that he performs required consulting services for the Company during such period.

    In December 1997, the Company entered into a Settlement Agreement and Mutual Release with Earl M. Stahl, who was then Senior Vice President, Engineering and Chief Technical Officer and a director of the Company, pursuant to which Mr. Stahl resigned his position as an officer of the Company as of December 8, 1997, and agreed to perform consulting services for the Company thereafter and to remain on the Board of Directors. In August 1995 the Company and Mr. Stahl entered into a loan agreement pursuant to which Mr. Stahl borrowed $300,000 in connection with his purchase of a new home. Prior to Mr. Stahl's termination, this loan was being forgiven at the rate of $40,000 of principal on each yearly anniversary of the loan. Pursuant to Mr. Stahl's severance arrangements, the Company will continue to forgive outstanding principal and interest under the loan each month in an amount equal to Mr. Stahl's monthly salary immediately prior to his termination (less applicable withholding) for as long as Mr. Stahl continues to perform consulting services required by the Company. As of March 31, 1998, principal and interest totaling $227,000.00 was outstanding under this loan and the largest aggregate amount outstanding under this loan in 1997 was $278,000.00. The loan is due in August, 1999, or earlier, within six months after Mr. Stahl ceases to perform consulting services for the Company.

    In December 1997, the Board of Directors approved the installation of a new management team provided by Hickey and Hill Incorporated ("H&H"), corporate restructuring specialists, pursuant to a letter agreement between the Company and H&H dated November 5, 1997 and approved by the Board of Directors on November 6, 1997 (the "H&H Agreement"). The H&H Agreement, as amended on February 26, 1998 and again on March 17, 1998, provided that the three executive officers provided by H&H to fill the positions of President and Chief Executive Officer, Chief Financial Officer and the Company's principal marketing officer, Scott R. Broomfield, John Bowman and Kathy Lane, respectively, (collectively, the "New Officers") became full-time employees of the Company effective February 26, 1998, each at a compensation level of $16,667.67 per month. Also pursuant to the H&H Agreement, the New Officers were granted nonstatutory stock options (the "First Options") to purchase a total of 1,500,000 shares of the Company's Common Stock at an exercise price of $1.906 per share. Additional options to purchase 125,000 shares of the Company's Common Stock at an exercise price of $1.81 per share ("Additional Options") were granted to Mr. Bowman and Ms. Lane on March 17, 1998. The First Options vest with respect to the underlying shares of Common Stock at the rate of 25% every six months from the date of grant. The Additional Options vest with respect to one-third of the underlying shares of Common Stock at the end of one year from the date of grant, and monthly thereafter with respect to 1/36 of the total shares comprising the grant. The First Options and Additional Options are subject to full acceleration of vesting in the event of a "Change of Control," defined as the occurrence of any of the following: (i) all or substantially all of the assets of the Company are sold, exchanged or otherwise transferred in one or more transactions; (ii) the Company is merged or consolidated with or into another corporation with the effect that the common shareholders immediately prior to such merger or consolidation hold less than 75% of the ordinary voting power of the outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation;
(iii) a person or group (such as that term is used in Rule 13d-5 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") shall, as a result of a tender or exchange offer, open market purchases, merger, private placement or otherwise, have become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-5 under the Exchange Act) of securities having 15% or more of the voting power of then outstanding securities of the Company, excluding the issuance of securities in connection with the conversion of that certain Floating Rate Convertible Subordinated Note Due 1998 dated as of April 3, 1995 issued by the Company to Computer Associates International, Inc. and any transactions related thereto; (iv) the Board elects to expand its membership from 7 to 9, or if 3 of its existing members resign or are in some way removed from the Board; (v) the 2 board designees of Newport Acquisition Company No 2, LLC ("NAC") vote the NAC shares; or (vi) termination of the optionee by the Company for any reason without cause.

    Each option is exercisable by the officer to which it was granted for five years following such officer's termination of employment with the Company other than for cause.

    The Company has entered into indemnification agreements with each of its directors and executive officers, which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.

    The Company has the option to acquire 100% of the outstanding stock of one of its foreign distributors, using a purchase price formula based on net profits and revenues. At December 31, 1997, 1996 and 1995 the Company had no outstanding receivables from this distributor. The Company recognized revenue of $489,000, $1,783,000 and $2,007,000 for the years ended December 31, 1997, 1996 and 1995, respectively, from this distributor.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997 all
Section 16(a) filing requirements applicable to the Company's officers, directors and holders of more than ten percent of the Company's Common Stock were complied with, except that Mr. Koen filed one Form-3 late, Mr. Inman failed to file one Form-4 for the sale of 10,000 shares, Mr. Stahl failed to report one option grant for 30,000 shares on his Form-5, Mr. Inman and Mr. Moore failed to file Form-5's, and Messrs. Gelhaus, Heaps, Keddington and Wilke (all of whom terminated their employment with the Company in 1997) did not, to the Company's knowledge, file Form-5's.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                          [SIG]

                                          CRAIG W. JOHNSON
                                          SECRETARY

Dated: April 30, 1998

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER
                        OF CENTURA SOFTWARE CORPORATION.
                             A DELAWARE CORPORATION
                                      AND
                          CENTURA SOFTWARE CORPORATION
                            A CALIFORNIA CORPORATION

    THIS AGREEMENT AND PLAN OF MERGER dated as of           , 1998, (the
"Agreement") is between Centura Software Corporation, a Delaware corporation ("Centura-Delaware") and Centura Software Corporation, a California corporation ("Centura-California"). Centura-Delaware and Centura-California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

    A. Centura-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 62,000,000 shares, 60,000,000 of which are designated "Common Stock", $.01 par value, and 2,000,000 of which are designated "Preferred Stock", $.01 par value. As of
          , 1998, [1,000] shares of Common Stock were issued and outstanding, all of which were held by Centura-California. No shares of Preferred Stock were outstanding.

    B. Centura-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 62,000,000 shares, 60,000,000 of which are designated "Common Stock", $.01 par value, and 2,000,000 of which are designated "Preferred Stock", $.01 par value. As of
          , 1998           shares of Common Stock were issued and outstanding
and no shares Preferred Stock were issued and outstanding.

    C. The Board of Directors of Centura-California has determined that, for the purpose of effecting the reincorporation of Centura-California in the State of Delaware, it is advisable and in the best interests of Centura-California that Centura-California merge with and into Centura-Delaware upon the terms and conditions herein provided.

    D. The respective Boards of Directors of Centura-Delaware and
Centura-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

    NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Centura-Delaware and Centura-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I. MERGER

    1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Centura-California shall be merged with and into Centura-Delaware (the "Merger"), the separate existence of Centura-California shall cease and Centura-Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation", and the name of the Surviving Corporation shall be Centura Software Corporation

    1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

        (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

        (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

        (c) An executed Agreement and Plan of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

    The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

    1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Centura-California shall cease and Centura-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Centura-California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Centura-California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Centura-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Centura-California in the same manner as if Centura-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                 II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

    2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Centura-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

    2.2 BYLAWS. The Bylaws of Centura-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

    2.3  DIRECTORS AND OFFICERS.  The directors and officers of
Centura-California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

    3.1 CENTURA-CALIFORNIA COMMON SHARES. Upon the Effective Date of the Merger, each share of Centura-California Common Stock, $.01 par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation. No fractional share interests of Surviving Corporation Common Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.

    3.2 CENTURA-CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES.

        (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Centura-California under, and continue, the Preferred Shares Rights Agreement and the option plans (including without limitation the 1995 Stock Option Plan, the 1996 Directors' Stock Option Plan, the 1992 Employee Stock Purchase Plan, the 1998 Employee Stock Option Plan and options issued under the 1986 Incentive Stock Option Plan that expired in July 1996) and all other employee benefit plans of Centura-California. Each outstanding and unexercised option, other right to purchase, or security convertible into, Centura-California Common Stock or Centura-California Preferred Stock (a "Right") shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase or a security convertible into the Surviving Corporation's Common Stock or Preferred Stock, respectively, on the basis of one share of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, for each one share of Centura-California Common Stock or Preferred Stock, as the case may be, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Centura-California Right at the Effective Date of the Merger. This paragraph 3.2(a) shall not apply to Centura-California Common Stock. Such Common Stock is subject to paragraph 3.1 hereof.

        (b) A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Centura-California Common Stock and Centura-California Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

        (c) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion (unless the holder was entitled to a fractional interest immediately prior to the Merger). In lieu thereof, any fractional share interests to which a holder of an assumed Right (other than an option issued pursuant to Centura-Delaware's 1995 Stock Option Plan, 1996 Directors' Stock Option Plan, 1992 Employee Stock Purchase Plan, 1998 Employee Stock Option Plan and 1986 Incentive Stock Option Plan) would otherwise be entitled upon exercise or conversion shall be aggregated (but only with other similar Rights which have the same per share terms). To the extent that after such aggregation, the holder would still be entitled to a fractional share with respect thereto upon exercise or conversion, the holder shall be entitled upon the exercise or conversion of all such assumed Rights pursuant to their terms (as modified herein), to one full share of Common Stock or Preferred Stock in lieu of such fractional share. With respect to each class of such similar Rights, no holder will be entitled to more than one full share in lieu of a fractional share upon exercise or conversion.

        Notwithstanding the foregoing, with respect to options issued under the Centura-California 1995 Stock Option Plan, 1996 Directors' Stock Option Plan, 1992 Employee Stock Purchase Plan, 1998 Employee Stock Plan and 1986 Incentive Stock Option Plan that are assumed in the Merger, the number of shares of Common Stock to which the holder would be otherwise entitled upon exercise of each such assumed option following the Merger shall be rounded down to the nearest whole number and the exercise price shall be rounded up to the nearest whole cent. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

    3.3 CENTURA-DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Centura-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Centura-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

    3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Centura-California Common Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Centura-California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Centura-California Common Stock were converted in the Merger.

    The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above. Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Centura-California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

    If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                  IV. GENERAL

    4.1 COVENANTS OF CENTURA-DELAWARE. Centura-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

        (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

        (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Centura-Delaware of all of the franchise tax liabilities of Centura-California.

        (c) Take such other actions as may be required by the California General Corporation Law.

    4.2 FURTHER ASSURANCES. From time to time, as and when required by Centura-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Centura-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Centura-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Centura-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Centura-Delaware are fully authorized in the name and on behalf of Centura-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Centura-California or of Centura-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Centura-California or by the sole stockholder of Centura-Delaware, or by both.

    4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

    4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is [1209 ORANGE STREET, WILMINGTON, COUNTY OF NEW CASTLE, DE 19801] and [THE CORPORATION TRUST COMPANY]is the registered agent of the Surviving Corporation at such address.

    4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 975 Island Drive, Redwood Chores, California 94065, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

    4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

    4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, this Agreement, having first been approved by the resolutions of the Boards of Directors and stockholders of Centura-California and Centura-Delaware, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                          CENTURA SOFTWARE CORPORATION
                                          a Delaware corporation
                                          By: __________________________________
                                            Scott R. Broomfield,
                                            PRESIDENT AND CHIEF EXECUTIVE
                                          OFFICER

ATTEST:
______________________________________
Craig W. Johnson,
SECRETARY

                                          CENTURA SOFTWARE CORPORATION
                                          A California corporation
                                          By: __________________________________
                                            Scott R. Broomfield,
                                            PRESIDENT AND CHIEF EXECUTIVE
                                          OFFICER

ATTEST:
______________________________________
Craig W. Johnson,
SECRETARY

                          CENTURA SOFTWARE CORPORATION
                  OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

    The undersigned, Scott R. Broomfield, and Craig W. Johnson, and each of them, do hereby certify that:

        1. They are the President and Secretary, respectively, of Centura Software Corporation, a California corporation.

        2. The Agreement and Plan of Merger attached to this Certificate providing for the merger of this corporation with and into Centura Software Corporation, a Delaware corporation, was duly approved by the Board of Directors and by the shareholders of this corporation.

        3. This corporation has an authorized capital of 62,000,000 shares, 60,000,000 of which are designated "Common Stock", $.01 par value, and 2,000,000 of which are designated "Preferred Stock", $.01 par value.

        4. The terms of the Agreement and Plan of Merger were approved by this corporation by the vote of the shareholders. The total number of shares entitled to vote with respect to the merger as of the record date of April
    20, 1998, was           shares of Common Stock. No Preferred Stock was
    outstanding. The number of shares voting in favor of the merger equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

    IN WITNESS WHEREOF, the undersigned have executed this Certificate this
      day of           , 1998.

                                         _______________________________________
                                          Scott R. Broomfield,
                                          PRESIDENT

Attest:
______________________________________
Craig W. Johnson,
SECRETARY

    Each of the undersigned declares under penalty of perjury that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.

    Executed at Redwood Shores, California, on           , 1998.

                                         _______________________________________
                                          Scott R. Broomfield,
                                          PRESIDENT

Attest:
______________________________________
Craig W. Johnson,
SECRETARY

                          CENTURA SOFTWARE CORPORATION
                  OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

    The undersigned, Scott R. Broomfield and Craig W. Johnson, and each of them, do hereby certify that:

        1. They are the President and Secretary, respectively, of Centura Software Corporation, a Delaware corporation.

        2. The Agreement and Plan of Merger attached to this Certificate providing for the merger of Centura Software Corporation, a California corporation, with and into this corporation, was duly approved by the Board of Directors and sole stockholder of this corporation.

        3. This corporation has an authorized capital of 62,000,000 shares, 60,000,000 of which are designated "Common Stock", $.01 par value, and 2,000,000 of which are designated "Preferred Stock", $.01 par value. No shares of Preferred Stock were outstanding.

        4. The terms of the Agreement and Plan of Merger were approved by this corporation by the vote of Centura Software Corporation, the sole stockholder owning 100% of the outstanding shares of Common Stock of the corporation. The percentage vote required for such approval was more than 50% of the Common Stock.

    IN WITNESS WHEREOF, the undersigned have executed this Certificate this
      day of           , 1998.

                                         _______________________________________
                                          Scott R. Broomfield,
                                          PRESIDENT

ATTEST:
______________________________________
Craig W. Johnson,
SECRETARY

    Each of the undersigned declares under penalty of perjury that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.

    Executed at Redwood Shores, California, on           , 1998.

                                         _______________________________________
                                          Scott R. Broomfield,
                                          PRESIDENT

ATTEST:
______________________________________
Craig W. Johnson,
SECRETARY

                                                                       EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                                       OF
                          CENTURA SOFTWARE CORPORATION

    FIRST: The name of the corporation is Centura Software Corporation (the "Corporation").

    SECOND: The address of the Corporation's registered office in the State of Delaware is [CORPORATION TRUST CENTER, 1209 ORANGE STREET, IN THE CITY OF WILMINGTON, COUNTY OF NEW CASTLE, ZIP CODE 19801.] The name of its registered agent at such address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH: The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Sixty-Two Million (62,000,000) shares, consisting of Sixty Million (60,000,000) shares of Common Stock, $0.01 par value, (the "Common Stock") and Two Million (2,000,000) shares of Preferred Stock, $0.01 par value (the "Preferred Stock").

    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.

    The Board of Directors is further authorized to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    FIFTH: The name and mailing address of the incorporator are as follows:

    [NAME]
    Venture Law Group
    2800 Sand Hill Road
    Menlo Park, CA 94025

    SIXTH: The corporation is to have perpetual existence.

    SEVENTH: The election of directors need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation shall so provide.

    EIGHTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation. Any director may be removed from office by the stockholders of the corporation only for cause.

    NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

    TENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the

Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

    ELEVENTH: At the election of directors of the corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

    TWELFTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

    THIRTEENTH: Stockholders of the Corporation may not take action by written consent in lieu of a meeting. Any actions contemplated by the stockholders must be taken at a duly called annual or special meeting.

    FOURTEENTH: Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles THIRTEENTH or FOURTEENTH or any provision thereof, unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) 10% or more of the voting power of the Corporation's outstanding capital stock.

    FIFTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed and that the facts stated herein are true.

                                          --------------------------------------

                                                          [NAME]

Dated:           , 1998

                                                                       EXHIBIT C

                                     BYLAWS

                                       OF

                          CENTURA SOFTWARE CORPORATION

                            (A DELAWARE CORPORATION)

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
ARTICLE I--CORPORATE OFFICES..............................................................................        C-4

     1.1   Registered Office..............................................................................        C-4
     1.2   Other Offices..................................................................................        C-4

ARTICLE II--MEETINGS OF STOCKHOLDERS...................................................................           C-4

      2.1  Place of Meetings..............................................................................        C-4
      2.2  Annual Meeting.................................................................................        C-4
      2.3  Special Meeting................................................................................        C-4
      2.4  Notice of Stockholders' Meetings...............................................................        C-4
      2.5  Advance Notice of Stockholder Nominees and Stockholder Business................................        C-4
      2.6  Manner of Giving Notice; Affidavit of Notice...................................................        C-5
      2.7  Quorum.........................................................................................        C-5
      2.8  Adjourned Meeting; Notice......................................................................        C-6
      2.9  Voting.........................................................................................        C-6
      2.10 Validation of Meetings; Waiver of Notice; Consent..............................................        C-6
      2.11 Stockholder Action by Written Consent Without a Meeting........................................        C-6
      2.12 Record Date for Stockholder Notice; Voting; Giving Consents....................................        C-6
      2.13 Proxies........................................................................................        C-7
      2.14 Inspectors of Election.........................................................................        C-7
      2.15 Organization...................................................................................        C-7
      2.16 List of Stockholders Entitled to Vote..........................................................        C-8

ARTICLE III--DIRECTORS....................................................................................        C-8

      3.1  Powers.........................................................................................        C-8
      3.2  Number of Directors............................................................................        C-8
      3.3  Election and Term of Office of Directors.......................................................        C-8
      3.4  Resignation and Vacancies......................................................................        C-8
      3.5  Removal of Directors...........................................................................        C-9
      3.6  Place of Meetings..............................................................................        C-9
      3.7  First Meetings.................................................................................        C-9
      3.8  Regular Meetings...............................................................................        C-9
      3.9  Special Meetings; Notice.......................................................................       C-10
      3.10 Quorum.........................................................................................       C-10
      3.11 Waiver of Notice...............................................................................       C-10
      3.12 Adjournment....................................................................................       C-10
      3.13 Notice of Adjournment..........................................................................       C-10
      3.14 Board Action by Written Consent Without a Meeting..............................................       C-10
      3.15 Fees and Compensation of Directors.............................................................       C-10
      3.16 Approval of Loans to Officers..................................................................       C-11
      3.17 Sole Director Provided by Certificate of Incorporation.........................................       C-11
      3.18 Advisory Directors.............................................................................       C-11
      3.19 Super Majority Vote of Directors...............................................................       C-11

ARTICLE IV--COMMITTEES....................................................................................       C-11

      4.1  Committees of Directors........................................................................       C-11
      4.2  Meetings and Actions of Committees.............................................................       C-12
      4.3  Committee Minutes..............................................................................       C-12

                                                                                                              PAGE
                                                                                                            ---------
ARTICLE V--OFFICERS.......................................................................................       C-12

     5.1   Officers.......................................................................................       C-12
     5.2   Election of Officers...........................................................................       C-12
     5.3   Subordinate Officers; Etc......................................................................       C-12
     5.4   Removal and Resignation of Officers............................................................       C-12
     5.5   Vacancies in Offices...........................................................................       C-13
     5.6   Chairman of the Board..........................................................................       C-13
     5.7   President......................................................................................       C-13
     5.8   Vice Presidents................................................................................       C-13
     5.9   Secretary......................................................................................       C-13
     5.10  Chief Financial Officer........................................................................       C-14
     5.11  Assistant Secretary............................................................................       C-14
     5.12  Administrative Officers........................................................................       C-14
     5.13  Authority and Duties of Officers...............................................................       C-14

ARTICLE VI--INDEMNIFICATIONS OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS.......................
                                                                                                                 C-14

      6.1  Indemnification Directors and Officers.........................................................       C-14
      6.2  Indemnification of Others......................................................................       C-14
      6.3  Insurance......................................................................................       C-15

ARTICLE VII--RECORDS AND REPORTS..........................................................................       C-15

      7.1  Maintenance and Inspection of Records..........................................................       C-15
      7.2  Inspection by Directors........................................................................       C-15
      7.3  Annual Statement to Stockholders...............................................................       C-15
      7.4  Representation of Shares of Other Corporations.................................................       C-15
      7.5  Certification and Inspection of Bylaws.........................................................       C-16

ARTICLE VIII--GENERAL MATTERS.............................................................................       C-16

      8.1  Record Date for Purposes Other than Notice and Voting..........................................       C-16
      8.2  Checks; Drafts; Evidences of Indebtedness......................................................       C-16
      8.3  Corporate Contracts and Instruments; How Executed..............................................       C-16
      8.4  Stock Certificates; Transfer; Partly Paid Shares...............................................       C-16
      8.5  Special Designation on Certificates............................................................       C-17
      8.6  Lost Certificates..............................................................................       C-17
      8.7  Transfer Agents and Registrars.................................................................       C-17
      8.8  Legend Condition...............................................................................       C-17
      8.9  Subsidiary Corporations........................................................................       C-18
      8.10 Construction; Definitions......................................................................       C-18

ARTICLE IX--AMENDMENTS....................................................................................       C-18

ARTICLE X--DISSOLUTION....................................................................................       C-18

ARTICLE XI--CUSTODIAN.....................................................................................       C-19

     11.1  Appointment of a Custodian in Certain Cases....................................................       C-19
     11.2  Duties of Custodian............................................................................       C-19

                                     BYLAWS
                                       OF
                          CENTURA SOFTWARE CORPORATION
                            (A DELAWARE CORPORATION)

                                   ARTICLE I
                               CORPORATE OFFICES

    1.1 REGISTERED OFFICE. The registered office of the corporation shall be fixed in the certificate of incorporation of the corporation.

    1.2 OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

    2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

    2.2 ANNUAL MEETING. The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the fifteenth day of December in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

    2.3 SPECIAL MEETING. A special meeting of the stockholders may be called at any time by the board of directors or by the chairman of the board or by the president.

    2.4 NOTICE OF STOCKHOLDERS' MEETINGS. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.7 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

    2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS. To be properly brought before an annual meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors,
(b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder such stockholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the secretary of the corporation not less than ninety
(90) days prior to the meeting; provided, however, that in the event that less than one-hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder's notice to the secretary shall set forth:

        (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

        (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

       (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder;

        (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

        (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

    The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

    2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

    If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

    An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

    2.7 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.8 of these bylaws.

    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.

    If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders required to initially constitute a quorum.

    2.8 ADJOURNED MEETING; NOTICE. When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    2.9 VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section
2.12 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

    Except as may otherwise be provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. No stockholder will be permitted to cumulate votes at any election of directors.

    2.10 VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

    2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. The stockholders of the corporation may not take action by written consent without a meeting. Any such actions must be taken at a duly called annual or special meeting.

    2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS. For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.

    If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

    The record date for any other purpose shall be as provided in Section 8.1 of these bylaws.

    2.13 PROXIES. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three
(3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

    2.14 INSPECTORS OF ELECTION. Before any meeting of stockholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more stockholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

    Such inspectors shall:

        (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

        (b) receive votes, ballots or consents;

        (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

        (d) count and tabulate all votes or consents;

        (e) determine when the polls shall close;

        (f) determine the result; and

        (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

    2.15 ORGANIZATION. The president, or in the absence of the president, the chairman of the board, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the president, the chairman of the board, and all of the vice presidents, the stockholders shall appoint a chairman for such meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

    2.16 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                  ARTICLE III
                                   DIRECTORS

    3.1 POWERS. Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

    Each director shall exercise such powers and otherwise perform such duties in good faith, in the manner such director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

    3.2 NUMBER OF DIRECTORS. The authorized number of directors shall be not less than five (5) nor more than nine (9). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the board of directors or by the stockholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by an amendment to this bylaw duly adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote, or by a duly adopted amendment to the certificate of incorporation.

    No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

    3.3  ELECTION AND TERM OF OFFICE OF DIRECTORS.  Except as provided in
Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

    3.4 RESIGNATION AND VACANCIES. Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective.

    If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective. Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

    Unless otherwise provided in the certificate of incorporation or these bylaws:

        (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director:

        (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

    If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

    If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

    3.5 REMOVAL OF DIRECTORS. Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

    3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

    Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

    3.7 FIRST MEETINGS. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

    3.8 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time as shall from time to time be determined by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

    3.9 SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

    Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, reputable courier service, or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally, by reputable courier service, or by telephone or telegram, it shall be delivered personally, by courier, or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

    3.10 QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.19 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and applicable law.

    A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

    3.11 WAIVER OF NOTICE. Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

    3.12 ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

    3.13 NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.9 of these bylaws, to the directors who were not present at the time of the adjournment.

    3.14 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board of directors.

    3.15 FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

    3.16 APPROVAL OF LOANS TO OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

    3.17 SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION. In the event only one (1) director is required by these bylaws or the certificate of incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to the board of directors.

    3.18 ADVISORY DIRECTORS. The board of directors from time to time may elect one or more persons to be advisory directors who shall not by such appointment be members of the board of directors. Advisory directors shall be available from time to time to perform special assignments specified by the president, to attend meetings of the board of directors upon invitation and to furnish consultation to the board of directors. The period during which the title shall be held may be prescribed by the board of directors. If no period is prescribed, the title shall be held at the pleasure of the board of directors.

    3.19 SUPER MAJORITY VOTE OF DIRECTORS. A two-thirds super majority vote of directors shall be required to approve any of the following actions:

        (a) consolidation or merger of the corporation with or into any other corporation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction (other than a consolidation or merger in which the surviving entity is the corporation or one of its wholly-owned subsidiaries) or transfer or sale of all or substantially all of the assets of the corporation; or

        (b) an increase in the corporation's secured indebtedness to an aggregate amount in excess of $15 million.

                                   ARTICLE IV
                                   COMMITTEES

    4.1 COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

    4.2 MEETINGS AND ACTIONS OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of
Article III of these bylaws, Section 3.6 (place of meetings; meetings by telephone), Section 3.8 (regular meetings), Section 3.9 (special meetings; notice), Section 3.10 (quorum), Section 3.11 (waiver of notice), Section 3.12 (adjournment), Section 3.13 (notice of adjournment), and Section 3.14 (board action by written consent without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

    4.3 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                   ARTICLE V
                                    OFFICERS

    5.1 OFFICERS. The Corporate Officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person. In addition to the Corporate Officers of the corporation described above, there may also be such Administrative Officers of the corporation as may be designated and appointed from time to time by the president of the corporation in accordance with the provisions of Section 5.12 of these bylaws.

    5.2 ELECTION OF OFFICERS. The Corporate Officers of the corporation, except such officers as may be appointed in accordance with the provisions of
Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

    5.3 SUBORDINATE OFFICERS; ETC. The board of directors may appoint, or may empower the president to appoint, such other Corporate Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

    The president may from time to time designate and appoint Administrative Officers of the corporation in accordance with the provisions of Section 5.12 of these bylaws.

    5.4 REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of a Corporate Officer under any contract of employment, any Corporate Officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of a Corporate Officer chosen by the board of directors, by any Corporate Officer upon whom such power of removal may be conferred by the board of directors. Any Corporate Officer may resign at any time by giving written notice to the corporation.

    Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Corporate Officer is a party. Any Administrative Officer designated and appointed by the president may be removed, either with or without cause, at any time by the president. Any Administrative Officer may resign at any time by giving written notice to the president or to the secretary of the corporation.

    5.5 VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

    5.6 CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. The chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

    5.7 PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

    5.8 VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

    5.9 SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the board of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

    The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

    The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one is adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

    5.10 CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

    The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

    5.11 ASSISTANT SECRETARY. The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

    5.12 ADMINISTRATIVE OFFICERS. In addition to the Corporate Officers of the corporation as provided in Section 5.1 of these bylaws and such subordinate Corporate Officers as may be appointed in accordance with Section 53 of these bylaws, there may also be such Administrative Officers of the corporation as may be designated and appointed from time to time by the president of the corporation. Administrative Officers shall perform such duties as from time to time may be determined by the president or the board of directors in order to assist the Corporate Officers in the furtherance of their duties. In the performance of such duties, however, such Administrative Officers shall have limited authority to act on behalf of the corporation as the board of directors shall establish, including but not limited to limitations on the dollar amount and on the scope of agreements or commitments that may be made by such Administrative Officers on behalf of the corporation, which limitations may not be exceeded by such individuals or altered by the president without further approval by the board of directors.

    5.13 AUTHORITY AND DUTIES OF OFFICERS. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

                                   ARTICLE VI
      INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

    6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation,
(ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

    6.2 INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' Fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.9, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

    6.3 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

                                  ARTICLE VII
                              RECORDS AND REPORTS

    7.1 MAINTENANCE AND INSPECTION OF RECORDS. The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records of its business and properties.

    Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

    7.2 INSPECTION BY DIRECTORS. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

    7.3 ANNUAL STATEMENT TO STOCKHOLDERS. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

    7.4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

    7.5 CERTIFICATION AND INSPECTION OF BYLAWS. The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the stockholders of the corporation, at all reasonable times during office hours.

                                  ARTICLE VIII
                                GENERAL MATTERS

    8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty
(60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided by law.

    If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

    8.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

    8.3 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

    8.4 STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES. The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman of the board of directors or the president or a vice-president, and by the chief financial officer, the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

    Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement summary or reference to the rights, privileges, preferences and restrictions, if any; a statement or summary as to the redemption or conversion, if any; a statement or summary of liens or restrictions upon transfer or voting, if any; if the shares by assessable or, if assessments are collectible by personal action, a plain statement of such facts.

    Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

    8.5 SPECIAL DESIGNATION ON CERTIFICATES. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    8.6 LOST CERTIFICATES. Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation or its duly authorized transfer agent and canceled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

    8.7 TRANSFER AGENTS AND REGISTRARS. The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company-either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

    8.8 LEGEND CONDITION. In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

    8.9 SUBSIDIARY CORPORATIONS. Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than twenty-five percent (25%) of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one or more subsidiaries.

    8.10 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE IX
                                   AMENDMENTS

    The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

    Notwithstanding any other provision of these bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or by these bylaws, the affirmative vote of two-thirds (2/3) of the then-outstanding shares of the corporation entitled to vote shall be required to alter, amend or repeal
Article II, Section 2.11 or this Article IX hereof or any provision thereof, or to add or amend any other bylaw in order to change or nullify the effect of such provisions, unless such amendment shall be approved by a majority of the directors of the corporation not affiliated or associated with any person or entity holding (or which has announced an intent to obtain) 10% or more of the voting power of the corporation's outstanding capital stock.

    Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent was filed shall be stated in said book.

                                   ARTICLE X
                                  DISSOLUTION

    If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

    At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of
Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

    Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or s photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.

                                   ARTICLE XI
                                   CUSTODIAN

    11.1 APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES. The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

        (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors;

        (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

       (iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

    11.2 DUTIES OF CUSTODIAN. The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

                       CERTIFICATE OF ADOPTION OF BYLAWS
                                       OF
                          CENTURA SOFTWARE CORPORATION
                            ADOPTION BY INCORPORATOR

    The undersigned person appointed in the certificate of incorporation to act as the Incorporator of Centura Software Corporation hereby adopts the foregoing bylaws, comprising twenty (20) pages, as the bylaws of the corporation.

    Executed this    th day of           , 1998.

                                          ______________________________________
                                                          [Name]
                                                       Incorporator

              Certificate by Secretary of Adoption by Incorporator

    The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Centura Software Corporation and that the foregoing bylaws, comprising twenty (20) pages, were adopted as the bylaws of the corporation on __________, 1998, by the person appointed in the certificate of incorporation to act as the Incorporator of the corporation.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed
the corporate seal this    th day of           , 1998.

                                          ______________________________________
                                                     Craig W. Johnson
                                                        Secretary

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               OF CENTURA SOFTWARE CORPORATION FOR THE
        ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 17, 1998

     The undersigned shareholder of Centura Software Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 30, 1998, and hereby appoints Scott R. Broomfield and John Bowman or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Centura Software Corporation to be held on Wednesday, June 17, 1998 at 9:00 a.m., local time, at Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood Shores, California 94065 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


           PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY


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

/X/  Please mark your votes as indicated in this example


     1. ELECTION OF DIRECTORS:

        ___ FOR all nominees listed below (except as indicated).

        ___ WITHHOLD authority to vote for all nominees listed below.

     If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

     Scott R. Broomfield, Samuel M. Inman III, Jack King, Phillip Koen, Jr., Peter Micciche, William D. Nicholas, Earl M. Stahl

     2. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES TO AN AGGREGATE OF 3,000,000 SHARES:

               ____FOR       ____AGAINST      ____ABSTAIN

     3. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1996 DIRECTORS' STOCK OPTION PLAN (i) TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER BY 500,000 SHARES TO AN AGGREGATE OF 1,000,000 SHARES,
(ii) TO INCREASE THE NUMBER OF SHARES UNDERLYING STOCK OPTIONS GRANTED TO EACH NONEMPLOYEE DIRECTOR FROM 50,000 TO 100,000 SHARES, AND (iii) TO REDUCE THE NUMBER OF YEARS OVER WHICH NEW OPTIONS GRANTED TO NONEMPLOYEE DIRECTORS WILL VEST FROM FOUR (4) YEARS TO THREE (3) YEARS:

               ____FOR       ____AGAINST      ____ABSTAIN

     4. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1992 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES TO AN AGGREGATE OF 1,400,000 SHARES:

               ____FOR       ____AGAINST      ____ABSTAIN

     5. PROPOSAL TO APPROVE (i) A CHANGE IN THE COMPANY'S STATE OF INCORPORATION FROM CALIFORNIA TO DELAWARE BY MEANS OF A MERGER OF THE COMPANY WITH AND INTO A WHOLLY OWNED DELAWARE SUBSIDIARY OF THE COMPANY, (ii) ASSUMPTION OF THE COMPANY'S EMPLOYEE BENEFIT PLANS AND STOCK OPTION AND PURCHASE PLANS BY THE DELAWARE SUBSIDIARY AND (iii) REVISIONS TO THE COMPANY'S INDEMNIFICATION AGREEMENTS WITH ITS OFFICERS AND DIRECTORS TO CONFORM SUCH AGREEMENTS TO DELAWARE LAW:

               ____FOR       ____AGAINST      ____ABSTAIN

     6. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998:

               ____FOR       ____AGAINST      ____ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES TO AN AGGREGATE OF 3,000,000 SHARES; (3) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 DIRECTORS' STOCK OPTION PLAN
(i) TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER BY 500,000 SHARES TO AN AGGREGATE OF 1,000,000 SHARES, (ii) TO INCREASE THE NUMBER OF SHARES UNDERLYING STOCK OPTIONS GRANTED TO EACH NONEMPLOYEE DIRECTOR FROM 50,000 TO 100,000 SHARES, AND (iii) TO REDUCE THE NUMBER OF YEARS OVER WHICH NEW OPTIONS GRANTED TO NONEMPLOYEE DIRECTORS WILL VEST FROM FOUR (4) YEARS TO THREE (3) YEARS; (4) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1992 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES TO AN AGGREGATE OF 1,400,000 SHARES; (5) FOR (i) THE CHANGE IN THE COMPANY'S STATE OF INCORPORATION FROM CALIFORNIA TO DELAWARE, (ii) ASSUMPTION OF THE COMPANY'S EMPLOYEE BENEFIT PLANS AND STOCK OPTION AND PURCHASE PLANS BY THE DELAWARE SUBSIDIARY AND (iii) REVISIONS TO THE COMPANY'S INDEMNIFICATION AGREEMENTS WITH ITS OFFICERS AND DIRECTORS TO CONFORM SUCH AGREEMENTS TO DELAWARE LAW; (6) FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

_______________________________________  Date:__________________________
Signature(s)

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


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